As filed with the Securities and Exchange Commission on January 4, 2022.
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________
FORM S-3
REGISTRATION STATEMENT
Under The Securities Act of 1933

8x8, Inc.
(Exact Name of Registrant as Specified in Its Charter)
_______________________________
Delaware	77-0142404
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
675 Creekside Way Campbell, CA 95008 (408) 727-1885
(Address, Including Zip Code, of Registrant’s Principal Executive Offices)
_______________________________
Samuel Wilson Chief Financial Officer 8x8, Inc. 675 Creekside Way Campbell, CA 95008 (408) 727-1885
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)
_______________________________
Copies of all communications to:
Thomas J. Ivey Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue, Suite 1200 Palo Alto, California 94301 (650) 470-4500
From time to time after this registration statement becomes effective. (Approximate date of commencement of proposed sale to the public)
_______________________________
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per note(1)(2)	Proposed maximum aggregate offering price(1)	Amount of registration fee(3)
0.50% Convertible Senior Notes due 2024	$137,500,000	100%	$137,500,000	$12,746.25
Common Stock, par value $0.001	6,962,024(2)	—	—	— (3)
Total				$12,746.25
(1)Equals the aggregate principal amount of notes being registered. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)Pursuant to the indenture governing the notes, this value represents the maximum aggregate number of shares of common stock, $0.001 par value per share (“common stock”), issuable upon conversion of the notes registered hereby at a conversion rate corresponding to the maximum conversion rate of 50.6329 shares of our common stock per $1,000 principal amount of notes. This aggregate value includes shares of common stock issuable upon conversion of the notes, including the maximum number of shares by which the conversion rate may be increased for conversions in connection with a “make-whole fundamental change.” Pursuant to Rule 416 under the Securities Act, the number of shares of common stock registered hereby includes an indeterminate number of shares of common stock as may be issued from time to time upon conversion of the notes as a result of the anti-dilution provisions thereof.
(3)No additional consideration will be received upon conversion of such notes, and therefore no registration fee is required pursuant to Rule 457(i) under the Securities Act.

PROSPECTUS
$137,500,000
8x8, Inc.
0.50% Convertible Senior Notes due 2024 and any common stock issuable upon conversion
____________________________________
On December 14, we sold $137,500,000 aggregate principal amount of our 0.50% Convertible Senior Notes due 2024 (the “new notes”) to certain qualified institutional buyers, including the selling securityholders named in the section entitled “Selling Securityholders” in this prospectus (the “selling securityholders”). The offer and sale of the new notes to the selling securityholders was effected in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). This prospectus may be used from time to time by the selling securityholders to offer (the “Offering”) up to $137,500,000 in aggregate principal amount of the new notes and the shares of our common stock, par value $0.001 per share (“common stock”) issuable upon conversion of the new notes, if any, in any manner described in the section entitled “Plan of Distribution” in this prospectus. The selling securityholders may sell the new notes or any such shares of common stock in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at privately negotiated prices directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions (provided that that the method of distribution of the securities will not take the form of an underwritten offering without our prior written consent). We will receive no proceeds from any sale by the selling securityholders of the securities offered by this prospectus, but in some cases we have agreed to pay certain registration expenses. Please read this prospectus and any applicable prospectus supplement carefully before you invest.
The new notes are not listed on any securities exchange. Our common stock is listed on The New York Stock Exchange under the symbol “EGHT.” The closing price of our common stock on The New York Stock Exchange on January 3, 2022 was $17.71 per share.
Investing in our securities involves certain risks. You should carefully consider the information referred to under the heading “Risk Factors” on page 8 of this prospectus and the risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended March 31, 2021, which are incorporated by reference in this prospectus.
Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
You should rely only on the information contained in or incorporated by reference in this prospectus or any related free writing prospectus. We and the selling securityholders have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. The information in this prospectus, any free writing prospectus and the documents incorporated by reference herein and therein is accurate only as of their respective dates.
We are not making any representation to any purchaser of the new notes regarding the legality of an investment in the new notes by such purchaser under any legal investment or similar laws or regulations. You should not consider any information in this prospectus to be legal, business or tax advice. You should consult your own attorney, business advisor or tax advisor for legal, business and tax advice regarding an investment in the new notes.
The distribution of this prospectus and the offering of our securities in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus comes should inform themselves about and observe any such restrictions. This prospectus does not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

The date of this prospectus is January 4, 2022.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act. By using a shelf registration statement, the selling securityholders named in this prospectus may offer and sell the securities described in this prospectus in one or more offerings or resales.
Information about the selling securityholders may change over time. Any changed information given to us by the selling securityholders will be set forth in a prospectus supplement if and when necessary. Further, in some cases, the selling securityholders will also be required to provide a prospectus supplement containing specific information about the terms on which it is offering and selling new notes or shares of common stock. You should read this prospectus and any prospectus supplement for a specific offering of securities, together with additional information described in the sections entitled “Where You Can Find More Information” below, before making an investment decision. You should rely only on the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by or on behalf of us to which we have referred you. If there is any inconsistency between this prospectus and the information contained in a prospectus supplement or any free writing prospectus, you should rely on the information in the prospectus supplement or such free writing prospectus prepared by or on behalf of us to which we have referred you.
Except where otherwise noted, the words “company,” “the Company,” “we,” “our,” “ours” and “us” refer to 8x8, Inc. and all of its subsidiaries. With respect to the discussion of the terms of the new notes on the cover page, in the section entitled “Summary—The Notes” and in the section entitled “Description of Notes,” “we,” “our,” “us” and “8x8” refer only to 8x8, Inc. When we refer to “you” in this section, we mean all purchasers of the securities being offered by this prospectus and any accompanying prospectus supplement, whether they are the holders or only indirect owners of those securities.

i

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). The SEC maintains a website that contains reports, proxy statements and other information that issuers file electronically with the SEC at https://www.sec.gov. Information about us, including certain SEC filings, is available at our website at https://www.8x8.com. Except as set forth below, the information on, or accessible through, the SEC’s website and our website is not part of this prospectus and any references to these websites or any other website are inactive textual references only.
We incorporate by reference into this prospectus the documents listed below that we have filed with the SEC, and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until the offering is completed. We are not, however, incorporating, in each case, any documents or information that we are deemed to furnish and not file in accordance with SEC rules. This means that we can disclose important information to you by referring to other documents that contain that information rather than by including that information in this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and you should read it with the same care that you read this prospectus. Later information that we file with the SEC will automatically update and supersede this information. Any statement in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained in this prospectus or any other document that we subsequently file with the SEC and that is deemed to be incorporated by reference in this prospectus modifies or supersedes that previous statement. The documents incorporated by reference are:
•our Annual Report on Form 10-K for the fiscal year ended March 31, 2021;
•our Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2021 and September 30, 2021;
•the information contained in our Definitive Proxy Statement on Schedule 14A, filed on June 24, 2021 and incorporated into Part III of our Annual Report on Form 10-K for the fiscal year ended March 31, 2021;
•our Current Reports on Form 8-K filed on August 4, 2021, August 9, 2021, August 10, 2021, December 1, 2021, December 14, 2021 and December 15, 2021 (other than any Item 2.02, Item 7.01 and related Item 9.01 contained in such Current Reports on Form 8-K); and
•the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on December 1, 2017, pursuant to the Exchange Act, and any amendment or report filed for the purpose of further updating such description.
You may request a copy of these filings or other documents referred to in this prospectus, at no cost, by writing or telephoning us at the following address and telephone number: 8x8, Inc., Investor Relations, 675 Creekside Way, Campbell, California 95008, (408) 727-1885.
ii

CAUTIONARY INFORMATION REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements that involve risks and uncertainties. Forward-looking statements relate to future periods, future events or our future operating or financial plans or performance. The terms “may,” “will,” “should,” “estimate” “predict,” “potential,” “continue,” “strategy,” “believe,” “anticipate,” “plan,” “expect,” “intend,” “would,” or the negative of these terms, and similar expressions are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding: industry trends; our number of customers; growth in future service and other revenues; cost of service revenue; research and development expenses; hiring of employees; sales and marketing expenses; general and administrative expenses; and the impact of the COVID-19 pandemic. You should not place undue reliance on these forward-looking statements. Actual results and trends may differ materially from historical results and those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to: customer adoption and demand for our products may be lower than we anticipate; the impact of economic downturns on us and our customers, including from the COVID-19 pandemic; competitive dynamics of the cloud communication and collaboration markets, including voice, contact center, video, messaging, and communication application programming interfaces (“APIs”), in which we compete may change in ways we are not anticipating; impact of supply chain disruptions; third parties may assert ownership rights in our IP, which may limit or prevent our continued use of the core technologies behind our solutions; our customer churn rate may be higher than we anticipate; our investments we make in marketing, channel and value-added resellers (“VARs”), e-commerce, new products, may not result in revenue growth; and we may not achieve our target service revenue growth, or the revenue, earnings, or other amounts we forecast in our guidance, for a particular quarter or for the full fiscal year.
You should also consider carefully the statements set forth in the section entitled “Risk Factors” and other sections of this prospectus and in the documents we have filed with the SEC and that are incorporated by reference in this prospectus, which address additional factors that could cause results or events to differ from those set forth in the forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are based on current expectations and reflect management’s opinions only as of the date hereof. These forward-looking statements speak only as of the date of this prospectus. We claim the protection of the safe harbor for forward-looking statements contained in Section 27A of the Securities Act, and Section 21E of the Exchange Act for any forward-looking statements. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations with regard thereto or any changes in events, conditions or circumstances on which any such statement is based except as required by law.

iii

SUMMARY
This summary highlights material information contained elsewhere in this prospectus and the documents incorporated by reference in this prospectus but does not contain all of the information you need to consider in making your decision to invest in our notes or common stock. This summary is qualified in its entirety by the more detailed information included in this prospectus and the documents incorporated by reference herein and therein, including the financial data and related notes. You should read carefully this entire prospectus and should consider, among other things, the matters set forth in the section entitled “Risk Factors” before deciding to invest in our notes or common stock.
The Company
We are transforming the future of business communications as a leading Software-as-a-Service ("SaaS") provider of voice, video, contact center, and communication APIs powered by a global cloud communications platform. We empower workforces worldwide by connecting individuals and teams so they can collaborate faster and work smarter from anywhere. We provide real-time business analytics and intelligence giving our customers unique insights across all interactions and channels on our platform so they can support a distributed and hybrid working model while delighting their end-customers and accelerating their business.

Until recently, the unified communications market had been one of the last to move to the cloud. The rapid acceleration of digital transformation has boards and executive leadership teams increasingly looking towards secure cloud communications as a core element of business resilience. Through seamless, personalized engagement, these organizations are able to drive differentiated customer experiences. We believe the ability for employees to communicate productively from either a single, easy-to-use application or directly within their existing business applications is quickly becoming a fundamental differentiator in digital transformation.

The 8x8 open communications platform is a highly available, fully redundant solution, supported by a single, standard and financially-backed Service Level Agreement across unified communications as a service (“UCaaS”) and contact center as a service (“CCaaS”). It is one of the industry’s most complete cloud technology stack and operates in a SaaS business model. A consistent data layer across the platform powers 8x8 AI/ML (artificial intelligence/machine learning) algorithms to deliver data-driven business insights and intelligent, comprehensive, and integrated applications that drive employee productivity, resource optimization, and more effective end customer interactions. Our cloud communications, contact center, and collaboration solutions are designed for easy deployment, management, and use, operating across multiple devices and locations for any business workflow or global environment. Built from core cloud technologies that we own and manage internally, our platform solution enables 8x8 customers to rely on one provider for their global communications, video meetings, contact center and customer support requirements.
Corporate Information
We were incorporated in California in February 1987 and reincorporated in Delaware in December 1996. Our principal executive offices are located at 675 Creekside Way, Campbell, CA 95008, and our telephone number at that location is (408) 727-1885. Our website is www.8x8.com. Information on, or accessible through, our website is not a part of this prospectus.
Private Placement of New Notes
On December 7, 2021, we entered into subscription agreements with certain qualified institutional buyers (including the selling securityholders), relating to the issuance to such investors of $137,500,000 aggregate principal amount of our 0.50% Convertible Senior Notes due 2024 in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act (the “private placement”). The transactions closed on December 14, 2021.

The Notes
The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. Please see the “Description of Notes” section of this prospectus for a more detailed description of the terms and conditions of the notes and the subsections mentioned specifically in this summary for a more complete understanding of the notes.

Issuer	8x8, Inc.
Securities Offered
$137,500,000 aggregate principal amount of 0.50% Convertible Senior Notes due 2024 and any common stock issuable upon conversion.
The notes issued in the private placement (including the notes being offered by this prospectus), which we refer to as new notes, are additional notes issued under the indenture, dated as of February 19, 2019 (the “indenture”), between the Company and Wilmington Trust, National Association, as trustee, pursuant to which we previously issued $287,500,000 aggregate principal amount of our 0.50% convertible senior notes due 2024 on February 19, 2019 and $75,000,000 aggregate principal amount of our 0.50% convertible senior notes due 2024 on November 21, 2019, which we refer to as the existing notes. Unless context requires otherwise, we refer to the new notes and the existing notes collectively as the notes. The new notes have substantially identical terms as the existing notes, other than differences in the issue date, the issue price, interest accrued prior to the issue date of such additional notes and restrictions on transfer in respect of such additional notes. Holders of the new notes and the existing notes will vote as one class under the indenture.

Maturity	February 1, 2024, unless earlier converted, redeemed or repurchased.
Interest	0.50% per year. Interest on the new notes accrues from the August 1, 2021 interest payment date of the existing notes and will be payable semiannually in arrears on February 1 and August 1 of each year, beginning, on February 1, 2022 for the new notes. We will pay additional interest, if any, at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “Description of Notes—Events of Default” and under the circumstances described under “Description of Notes—Transfer Restrictions; Additional Interest.”
Conversion Rights
Holders may convert all or any portion of their notes, in multiples of $1,000 principal amount, at their option at any time prior to the close of business on the business day immediately preceding October 1, 2023 only under the following circumstances:
•during any fiscal quarter (and only during such fiscal quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price on each applicable trading day;
•during the five business day period after any five consecutive trading day period (the “measurement period”) in which the “trading price” (as defined under “Description of Notes—Conversion Rights—Conversion upon Satisfaction of Trading Price Condition”) per $1,000 principal amount of notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day;

Conversion Rights, cont.
•if we call any or all of the notes for redemption, at any time prior to the close of business on the second scheduled trading day immediately preceding the redemption date; or
•upon the occurrence of specified corporate events described under “Description of Notes—Conversion Rights—Conversion upon Specified Corporate Events.”
On or after October 1, 2023 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances.
The conversion rate for the notes will initially be 38.9484 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $25.68 per share of common stock), subject to adjustment as described in this prospectus.
Upon conversion, we will pay or deliver, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election. If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as described herein) calculated on a proportionate basis for each trading day in a 40 trading day observation period (as described herein). See “Description of Notes— Conversion Rights—Settlement upon Conversion.”
In addition, following certain corporate events that occur prior to the maturity date or if we issue a notice of redemption, we will increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event or during the related redemption period in certain circumstances as described under “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period.”

You will not receive any additional cash payment or additional shares representing accrued and unpaid interest, if any, upon conversion of a note, except in limited circumstances. Instead, interest will be deemed to be paid by the cash, shares of our common stock or a combination of cash and shares of our common stock paid or delivered, as the case may be, to you upon conversion of a note.

Optional Redemption
We may not redeem the notes prior to February 4, 2022. We may redeem for cash all or any portion of the notes, at our option, on or after February 4, 2022 if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30-consecutive-trading-day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the notes, which means that we are not required to redeem or retire the notes periodically.

Optional Redemption, cont.
We will give notice of any redemption not less than 60 nor more than 75 calendar days’ written notice before the redemption date (provided that if we elect physical settlement (as defined under “Description of Notes—Conversion Rights—Settlement Upon Conversion”) for conversions that occur during the related redemption period, we may provide not less than 15 nor more than 45 calendar days’ written notice, and provided, further, that if we do not elect physical settlement, any redemption notice date must be at least one calendar day prior to the first scheduled trading day of any relevant observation period) to the trustee, the conversion agent (if other than the trustee), the paying agent (if other than the trustee) and each holder of notes. See “Description of Notes—Optional Redemption.”

Fundamental Change	If we undergo a “fundamental change” (as defined in this prospectus under “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes”), subject to certain conditions, holders may require us to repurchase for cash all or part of their notes in principal amounts of $1,000 or a multiple thereof. The fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date. See “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes.”
Ranking
The notes are our senior unsecured obligations and rank:
•senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes;
•equal in right of payment to any of our unsecured indebtedness that is not so subordinated;
•effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and
•structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries.
As of September 30, 2021, we had total principal amount of indebtedness for borrowed money of approximately $362.5 million, and our subsidiaries had approximately $38.6 million of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the notes would have been structurally subordinated. After giving effect to the issuance of the new notes, our total consolidated principal amount of indebtedness for borrowed money as of September 30, 2021 would have been $500 million.

The indenture does not limit the amount of debt that we or our subsidiaries may incur.

Transfer Restrictions; Additional Interest	The new notes were not issued in a registered offering and, as a result, constitute “restricted securities” under Rule 144 under the Securities Act (“Rule 144”). As a results, the initial holders may not offer, sell, pledge or otherwise transfer the new notes and shares of common stock issuable upon conversion of such notes prior to the date that is the later of (i) one year after the date of issuance, or such shorter period of time as permitted by Rule 144 under the Securities Act and (ii) such later date, if any, as may be required by applicable law, except (a) to the Company or any of its subsidiaries, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act , or (d) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.
For so long as the new notes constitute restricted securities, we are subject to the following obligations.

If, at any time during the six month period beginning on, and including, the date that is six months after December 14, 2021, we fail to timely file any document or report that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8 K), or the notes are not otherwise freely tradable pursuant to Rule 144 by holders other than our affiliates or holders that were our affiliates at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of the indenture or the notes), we will pay additional interest on the notes at a rate equal to 0.50% per annum of the principal amount of the notes outstanding for each day during such period for which our failure to file has occurred and is continuing or the notes are not otherwise freely tradable pursuant to Rule 144 by holders other than our affiliates (or holders that were our affiliates at any time during the three months immediately preceding).

Further, if, and for so long as, the restrictive legend on the restricted notes has not been removed, the restricted notes are assigned a restricted CUSIP number or the notes are not otherwise freely tradable pursuant to Rule 144 by holders other than our affiliates or holders that were our affiliates at any time during the three months immediately preceding (without restrictions pursuant to U.S. securities laws or the terms of the indenture or the notes) as of the 380th day after December 14, 2021, we will pay additional interest on the notes at a rate equal to 0.50% per annum of the principal amount of notes outstanding until the restrictive legend has been removed from the restricted notes, the restricted notes are assigned an unrestricted CUSIP number and the notes are freely tradable as described above by holders other than our affiliates (or holders that were our affiliates at any time during the three months immediately preceding). Any additional interest on the notes that we are required to pay pursuant to the two immediately preceding paragraphs will be payable in arrears on each interest payment date following accrual in the same manner as regular interest on the notes. See “Description of Notes—Transfer Restrictions; Additional Interest.”

Transfer Restrictions; Additional Interest, cont.	However, in no event shall additional interest payable pursuant to the provisions of the third immediately preceding paragraph as a result of our failure to file any document or report that we are required to file with the SEC during the six month period beginning on, and including, the date that is six months after December 14, 2021, together with any additional interest payable as described under “Description of Notes—Events of Default,” accrue at a rate in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to requirements to pay such additional interest pursuant to these provisions or pursuant to “Description of Notes—Events of Default.”

Once the new notes are free of any restrictive legends and are represented by the same unrestricted CUSIP number as the existing notes, they will not have the benefit of the additional interest provisions described above.
Registration Rights
We prepared this prospectus in connection with our obligations under the subscription agreements, which provide the selling securityholders with certain registration rights with respect to the resale of the new notes and the shares of common stock issuable upon conversion of such notes, if any. Pursuant to the subscription agreements, we will use our commercially reasonable efforts to keep the shelf registration statement of which this prospectus is a part effective until the earlier of (i) April 1, 2024 and (ii) such time as all registrable securities (a) have been sold pursuant to an effective registration statement, (b) in the case of the new notes, such notes have become free of any restrictive legends and represented by the same unrestricted CUSIP number as the existing notes, (c) in the case of shares of common stock issued upon conversion of the new notes prior to the occurrence of the event described in the immediately preceding clause (b), such shares have been resold pursuant to an exemption provided by Rule 144 under the Securities Act, (d) have been transferred to any entity other than a permitted transferee (a permitted transferee is an affiliate of a selling securityholder that such selling securityholder reasonably believes to be a “qualified institutional buyer” as defined in Rule 144A under the Securities Act), or (e) cease to be outstanding.

Use of Proceeds
The selling securityholder will receive all of the proceeds from the sale under this prospectus of the new notes and the shares of common stock issuable upon conversion of the new notes, if any. We will not receive any proceeds from these sales.
See “Use of Proceeds.”

Book-Entry Form	The notes have been issued in book-entry form and are represented by one or more permanent global certificates deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC. Beneficial interests in any of the notes are shown on, and transfers will be effected only through, records maintained by DTC or its nominee and any such interest may not be exchanged for certificated securities, except in limited circumstances.
Absence of a Public Market for the Notes	We cannot assure you as to the liquidity of any market for the notes. The existing notes are not listed on any securities exchange or any automated dealer quotation system and we do not intend to apply for a listing of the notes on any securities exchange or any automated dealer quotation system.
U.S. Federal Income Tax Consequences	For the U.S. federal income tax consequences of the holding, disposition and conversion of the new notes, and the holding and disposition of shares of our common stock, see “U.S. Federal Income Tax Considerations.”
New York Stock Exchange Symbol for Our Common Stock	Our common stock is listed on The New York Stock Exchange under the symbol “EGHT.”

Trustee, Paying Agent and Conversion Agent	Wilmington Trust, National Association
Risk Factors	See “Risk Factors” and other information included or incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to invest in the notes or the common stock.

RISK FACTORS
An investment in the notes or common stock involves significant risks. Prior to making a decision about investing in the notes or common stock, and in consultation with your own financial and legal advisors, you should carefully consider, among other matters, the following risk factors, as well as the risk factors discussed under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2021, and the other information contained in or incorporated by reference in this prospectus and in other filings we may make from time to time with the SEC. Each of the risks described in these sections and documents could adversely affect our business, operating results and financial condition and could result in a complete loss of your investment.
As used in this section of the prospectus, the term “notes” includes the new notes and the existing notes, unless the context requires otherwise.
Risks Related to the Notes
The notes are effectively subordinated to our secured debt and any liabilities of our subsidiaries.
The notes rank senior in right of payment to any of our indebtedness that is expressly subordinated in right of payment to the notes; equal in right of payment to any of our liabilities that are not so subordinated; effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of our subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt ranking senior or equal in right of payment to the notes will be available to pay obligations on the notes only after the secured debt has been repaid in full from these assets, and the assets of our subsidiaries will be available to pay obligations on the notes only after all claims senior to the notes have been repaid in full. There may not be sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. The indenture governing the notes does not prohibit us from incurring additional senior debt or secured debt, nor does it prohibit any of our subsidiaries from incurring additional liabilities.
As of September 30, 2021, we had total principal amount of indebtedness for borrowed money of approximately $362.5 million, and our subsidiaries had approximately $38.6 million for indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the notes would have been structurally subordinated. After giving effect to the issuance of the new notes, our total consolidated principal amount of indebtedness for borrowed money as of September 30, 2021 would have been $500 million.
Servicing our debt will require a significant amount of cash, and we may not have sufficient cash flow from our business to pay our substantial debt.
Our ability to make scheduled payments of the principal of, to pay interest on or to refinance our indebtedness, including the amounts payable under the notes, depends on our future performance, which is subject to economic, financial, competitive and other factors beyond our control. Our business may not continue to generate cash flow from operations in the future sufficient to service our debt and make necessary capital expenditures. If we are unable to generate such cash flow, we may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. Our ability to refinance our indebtedness will depend on the capital markets and our financial condition at such time. We may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on our debt obligations.
Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the notes.
We expect that many investors in, and potential purchasers of, the notes will employ, or seek to employ, a convertible arbitrage strategy with respect to the notes. Investors would typically implement such a strategy by selling short the common stock underlying the notes and dynamically adjusting their short position while continuing to hold the notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock.
The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the notes to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the notes.
Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the notes.
We expect that the trading price of the notes will be significantly affected by the market price of our common stock. The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this section, elsewhere in this prospectus or the documents incorporated by reference in this prospectus or for reasons unrelated to our operations, many of which are beyond our control, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our common stock would likely adversely impact the trading price of the notes. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading price of the notes.
We may not have the ability to raise the funds necessary to settle conversions of the notes in cash or to repurchase the notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes.
Holders of the notes have the right to require us to repurchase their notes upon the occurrence of a fundamental change at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, as described under “Description of Notes— Fundamental Change Permits Holders to Require Us to Repurchase Notes.” In addition, upon conversion of the notes, unless we elect to deliver solely shares of our common stock to settle such conversion (other than paying cash in lieu of delivering any fractional share), we will be required to make cash payments in respect of the notes being converted as described under “Description of Notes—Conversion Rights—Settlement upon Conversion.” However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of notes surrendered therefor or notes being converted. In addition, our ability to repurchase the notes or to pay cash upon conversions of the notes may be limited by law, by regulatory authority or by agreements governing our future indebtedness. Our failure to repurchase notes at a time when the repurchase is required by the indenture or to pay any cash payable on future conversions of the notes as required by the indenture would constitute a default under the indenture. A default under the indenture or the occurrence of the fundamental change may also lead to a default under agreements governing our future indebtedness. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the notes or make cash payments upon conversions thereof.
The conditional conversion feature of the notes, if triggered, may adversely affect our financial condition and operating results.
In the event the conditional conversion feature of the notes is triggered, holders of notes will be entitled to convert the notes at any time during specified periods at their option. See “Description of Notes—Conversion Rights.” If one or more holders elect to convert their notes, unless we elect to satisfy our conversion obligation by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share), we would be required to settle a portion or all of our conversion obligation through the payment of cash, which could adversely affect our liquidity. In addition, even if holders of notes do not elect to convert their notes, we could be required under applicable accounting rules to reclassify all or a portion of the outstanding principal of the notes as a current rather than long-term liability, which would result in a material reduction of our net working capital.
The accounting method for convertible debt securities that may be settled in cash, such as the notes, could have a material effect on our reported financial results.
Under Accounting Standards Codification 470-20, Debt with Conversion and Other Options (as currently in effect), which we refer to as“ ASC 470-20”, an entity must separately account for the liability and equity components of the convertible debt instruments (such as the notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer’s economic interest cost. The effect of ASC 470-20 on the accounting for the notes is that the equity component is required to be included in the additional paid-in capital section of stockholders’ equity on our condensed consolidated balance sheet at the issuance date and the value of the equity component would be treated as debt discount for purposes of accounting for the debt component of the notes. As a result, we are required to record a greater amount of non-cash interest expense than cash paid for interest in current periods presented as a result of the amortization of the discounted carrying value of the notes to their face amount over the term of the notes. We report larger net losses (or lower net income) in our financial results because ASC 470-20 requires interest to include both the current period’s amortization of the debt discount and the instrument’s coupon interest, which could adversely affect our reported or future financial results, the trading price of our common stock and the trading price of the notes.
In addition, under certain circumstances, convertible debt instruments (such as the notes) are generally accounted for utilizing the “if converted” method, the effect of which is that all of the shares of common stock issuable upon conversion of the notes will be included in the calculation of diluted earnings per share assuming conversion of the notes at the beginning of the reporting period if the impact is dilutive. Under the “if converted” method, for diluted earnings per share purposes, non-capitalized interest expense associated with the notes is added back to the numerator of the calculation. Alternatively, convertible debt instruments (such as the notes) that may be settled entirely or partly in cash may be accounted for utilizing the treasury stock method if certain criteria are satisfied, including us having the ability and intent to settle in cash, the effect of which is that the shares issuable upon conversion of such notes will not be included in the calculation of diluted earnings per share except to the extent that the conversion value of such notes exceeds their principal amount. Under the treasury stock method, for diluted earnings per share purposes, the transaction is accounted for as if the number of shares of common stock that would be necessary to settle such excess, if we elected to settle such excess in shares, are issued. The method we use to account for the shares issuable upon conversion of the notes may adversely affect our diluted earnings per share.
In August 2020, the Financial Accounting Standards Board, which we refer to as FASB issued an amendment of the FASB Accounting Standards Codification relating to the accounting for convertible instruments and contracts in an entity's own equity (the “Accounting Standards Amendments”). Under the Accounting Standards Amendments, an entity will no longer be required to separately account for the liability and equity components of convertible debt instruments, such as the notes. This could have the impact of reducing non-cash interest expense if we were no longer able to capitalize the interest expense, and thereby increasing net income. Additionally, once the Accounting Standards Amendments become effective for our financial statements, the treasury stock method for calculating earnings per share will no longer be allowed for convertible debt instruments whose principal amount may be settled using shares. Rather, taking into account the ability to settle the principal amount of the convertible debt instruments in shares, the if-converted method will be required in respect of the notes. We cannot be sure whether the Accounting Standards Amendments, or other changes that may be made to the current accounting standards related to the notes or otherwise, could have an adverse impact on our financial statements.
Holders of notes are not entitled to any rights with respect to our common stock, but they are subject to all changes made with respect to them to the extent our conversion obligation includes shares of our common stock.
Holders of notes are not entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) prior to the conversion date relating to such notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), but holders of notes are subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date related to a holder’s conversion of its notes (if we have elected to settle the relevant conversion by delivering solely shares of our common stock (other than paying cash in lieu of delivering any fractional share)) or the last trading day of the relevant observation period (if we elect to pay and deliver, as the case may be, a combination of cash and shares of our common stock in respect of the relevant conversion), such holder will not be entitled to vote on the amendment, although such holder will nevertheless be subject to any changes affecting our common stock.
The conditional conversion feature of the notes could result in holders receiving less than the value of our common stock into which the notes would otherwise be convertible.
Prior to the close of business on the business day immediately preceding October 1, 2023, holders may convert their notes only if specified conditions are met. If the specific conditions for conversion are not met, holders will not be able to convert their notes, and they may not be able to receive the value of the cash, common stock or a combination of cash and common stock, as applicable, into which the notes would otherwise be convertible.
Upon conversion of the notes, holders may receive less valuable consideration than expected because the value of our common stock may decline after such holders exercise their conversion right but before we settle our conversion obligation.
Under the notes, a converting holder will be exposed to fluctuations in the value of our common stock during the period from the date such holder surrenders notes for conversion until the date we settle our conversion obligation.
Upon conversion of the notes, we have the option to pay or deliver, as the case may be, cash, shares of our common stock, or a combination of cash and shares of our common stock. If we elect to satisfy our conversion obligation in cash or a combination of cash and shares of our common stock, the amount of consideration that holders will receive upon conversion of their notes will be determined by reference to the volume-weighted average price of our common stock for each trading day in a 40 trading day observation period. As described under “Description of Notes—Conversion Rights—Settlement upon Conversion,” this period would be: (i) subject to clause (ii), if the relevant conversion date occurs prior to October 1, 2023, the 40 consecutive trading days beginning on, and including, the second trading day immediately succeeding such conversion date; (ii) subject to clause (iii), if the relevant conversion date occurs during a redemption period with respect to the notes as described under “Description of Notes—Optional Redemption,” the 40 consecutive trading days beginning on, and including, the 41st scheduled trading day immediately preceding such redemption date; and (iii) if the relevant conversion date occurs on or after October 1, 2023, the 40 consecutive trading days beginning on, and including, the 41st scheduled trading day immediately preceding the maturity date. Accordingly, if the price of our common stock decreases during this period, the amount and/or value of consideration holders receive will be adversely affected. In addition, if the market price of our common stock at the end of such period is below the average of the daily volume weighted average prices of our common stock during such period, the value of any shares of our common stock that holders will receive in satisfaction of our conversion obligation will be less than the value used to determine the number of shares that holders will receive.
If we elect to satisfy our conversion obligation solely in shares of our common stock upon conversion of the notes, we will be required to deliver the shares of our common stock, together with cash for any fractional share, on the second business day following the relevant conversion date. Accordingly, if the price of our common stock decreases during this period, the value of the shares that holders receive will be adversely affected and would be less than the conversion value of the notes on the conversion date.
The notes are not protected by restrictive covenants.
The indenture governing the notes does not contain any financial or operating covenants or restrictions on the payments of dividends, the incurrence of indebtedness or the issuance or repurchase of securities by us or any of our subsidiaries. The indenture does not contain any covenants or other provisions to afford protection to holders of the notes in the event of a fundamental change or other corporate transaction involving us except to the extent described under “Description of Notes—Fundamental Change Permits Holders to Require Us to Repurchase Notes,” “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period” and “Description of Notes— Consolidation, Merger and Sale of Assets.”

The notes are our obligations only and a portion of our operations are conducted through, and a portion of our consolidated assets are held by, our subsidiaries.
The notes are our obligations exclusively and are not guaranteed by any of our operating subsidiaries. A portion of our operations is conducted through, and a portion of our consolidated assets are held by, our subsidiaries. Our subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to contractual and other restrictions and are subject to other business considerations.
The increase in the conversion rate for notes converted in connection with a make-whole fundamental change or during a redemption period may not adequately compensate holders for any lost value of their notes as a result of such transaction or redemption.
If a make-whole fundamental change occurs prior to the maturity date or upon our issuance of a notice of redemption, under certain circumstances, we will increase the conversion rate by a number of additional shares of our common stock for notes converted in connection with such make-whole fundamental change or during the related redemption period. The increase in the conversion rate will be determined based on the date on which the specified corporate transaction becomes effective or the redemption notice date, as applicable, and the price paid (or deemed to be paid) per share of our common stock in such transaction or on such redemption notice date, as described below under “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period.” The increase in the conversion rate for notes converted in connection with a make-whole fundamental change or during a redemption period may not adequately compensate holders for any lost value of their notes as a result of such transaction or redemption. In addition, if the price per share of our common stock paid (or deemed to be paid) in the transaction or on the related redemption notice date, as applicable, is greater than $100.00 per share or less than $19.75 per share (in each case, subject to adjustment), no additional shares will be added to the conversion rate. Moreover, in no event will the conversion rate per $1,000 principal amount of notes as a result of this adjustment exceed 50.6329 shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth under “Description of Notes—Conversion Rights—Conversion Rate Adjustments.”
Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change or during a redemption period could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.
The conversion rate of the notes may not be adjusted for all dilutive events.
The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain stock dividends on our common stock, the issuance of certain rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness, or assets, cash dividends and certain issuer tender or exchange offers as described under “Description of Notes—Conversion Rights—Conversion Rate Adjustments.” However, the conversion rate will not be adjusted for other events, such as a third-party tender or exchange offer or an issuance of our common stock for cash, that may adversely affect the trading price of the notes or our common stock. An event that adversely affects the value of the notes may occur, and that event may not result in an adjustment to the conversion rate.
Some significant restructuring transactions may not constitute a fundamental change, in which case we would not be obligated to offer to repurchase the notes.
Upon the occurrence of a fundamental change, holders have the right to require us to repurchase their notes. However, the fundamental change provisions will not afford protection to holders of notes in the event of other transactions that could adversely affect the notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings, or acquisitions initiated by us may not constitute a fundamental change requiring us to offer to repurchase the notes. In the event of any such transaction, the holders would not have the right to require us to repurchase the notes, even though each of these transactions could increase the amount of our indebtedness, or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the holders of notes.
The notes do not trade on any national securities exchange and are not quoted on any interdealer quotation system. We cannot assure you that an active trading market will develop or be maintained for the notes.
The notes do not trade on any national securities exchange are not quoted on any interdealer quotation system. We cannot assure you that an active trading market will develop for the notes. The liquidity of the trading market in the notes, and the market price quoted for the notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure holders that an active trading market will develop for the notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the notes may be adversely affected. In that case holders may not be able to sell their notes at a particular time or holders may not be able to sell their notes at a favorable price.
Any adverse rating of the notes may cause their trading price to fall.
The existing notes are not rated and we do not intend to seek a rating on the notes. However, if a rating service were to rate the notes and if such rating service were to lower its rating on the notes below the rating initially assigned to the notes or otherwise announces its intention to put the notes on credit watch, the trading price of the notes could decline.

Holders may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the notes even though holders do not receive a corresponding cash distribution.
The conversion rate of the notes is subject to adjustment in certain circumstances, including the payment of cash dividends. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, holders may be deemed to have received a dividend subject to U.S. federal income tax without the receipt of any cash. In addition, a failure to adjust (or to adjust adequately) the conversion rate after an event that increases a holder’s proportionate interest in us could be treated as a deemed taxable dividend to such holder. If a make-whole fundamental change occurs prior to the maturity date or we issue a notice of redemption, under some circumstances, we will increase the conversion rate for notes converted in connection with the make-whole fundamental change or during the related redemption period. Such increase may also be treated as a distribution subject to U.S. federal income tax as a dividend. See “U.S. Federal Income Tax Considerations.” If a holder is a non-U.S. holder (as defined under “U.S. Federal Income Tax Considerations”), any deemed dividend would generally be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments on the notes or our common stock of such non-U.S. holder, or from any proceeds of any subsequent sale, exchange or other disposition of such notes or such common stock by such non-U.S. holder or other funds or assets of such non-U.S. holder. See “U.S. Federal Income Tax Considerations.” The IRS has proposed regulations addressing the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers, which if adopted could affect the U.S. federal income tax treatment of a holder of notes deemed to receive such a distribution. See “U.S. Federal Income Tax Considerations.”
The capped call transactions may affect the value of the notes and our common stock.
In connection with the pricing of the existing notes, we entered into capped call transactions with certain financial institutions (each, an “option counterparty”). The capped call transactions expected generally to reduce the potential dilution upon conversion of the notes at maturity and/or offset cash payments we are required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap.
Hedging activity by the option counterparties in connection with the capped call transactions could increase (or reduce the size of any decrease in) the market price of our common stock or the notes.
The option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to our common stock and/or purchasing or selling our common stock or other securities of ours in secondary market transactions prior to the maturity of the notes (and are likely to do so during the valuation period for the capped call transactions, which is expected to occur during the 40 trading day period beginning on the 41st scheduled trading day prior to the maturity of the notes). This activity could also cause or avoid an increase or a decrease in the market price of our common stock or the notes, which could affect your ability to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that you will receive upon conversion of the notes.
Risks Related to Our Common Stock
The trading price of our common stock is subject to volatility. This volatility may affect the price at which holders could sell the common stock you receive upon conversion of your notes, if any, and the value of your notes.
The trading price of our common stock has been, and is likely to continue to be volatile, and could decline substantially within a short period of time. This volatility may affect the price at which holders could sell the common stock, if any, received upon conversion of the notes, and the value of the notes. For example, in the twelve-month period ended December 15, 2021, our trading price ranged from $16.97 to $38.13. The trading price of our common stock may be subject to wide fluctuations in response to various factors, some of which are beyond our control. In addition to the factors discussed in this “Risk Factors” section and elsewhere in this prospectus, these factors include:
•our operating performance and the operating performance of similar companies;
•announcements of technical innovations, new products or new contracts by us or our competitors;
•the overall performance of the equity markets;
•the number of shares of our common stock publicly owned and available for trading;
•threatened or actual litigation;
•changes in laws or regulations relating to our services;
•any major change in our board of directors or management, or other key personnel;
•publication of research reports about us or our industry or changes in recommendations or withdrawal of research coverage by securities analysts;

•large volumes of sales of shares by our directors or management; and
•developments with respect to patents or proprietary rights, or general political and economic conditions.
In addition, the stock markets in general, and market prices for the securities of technology-based companies like ours in particular, have from time to time experienced extreme price and volume fluctuations that often has been unrelated to the operating performance of the underlying companies. These broad market and industry fluctuations may adversely affect the market price of our common stock and the trading price of the notes, regardless of our operating performance. Securities class action litigation has often been instituted against companies following periods of volatility in the overall market and in the market price of a company’s securities. This litigation, if instituted against us, could result in very substantial costs, divert our management’s attention and resources and harm our business, operating results and financial condition.
Future sales of our common stock or equity-linked securities in the public market could lower the market price for our common stock and adversely impact the trading price of the notes.
In the future, we may sell additional shares of our common stock or equity-linked securities to raise capital. In addition, a substantial number of shares of our common stock is reserved for issuance upon the exercise of stock options, upon the vesting and settlement of restricted stock units and performance units and upon conversion of the notes. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock or equity-linked securities, or the perception that such issuances and sales may occur, could adversely affect the trading price of the notes and the market price of our common stock and impair our ability to raise capital through the sale of additional equity or equity-linked securities.
As of September 30, 2021, our directors and executive officers held an aggregate of 1,635,149 shares, or 1.44%, of our common stock outstanding as of such date. In addition, as of September 30, 2021, 10,976,392 shares of our common stock were subject to options, restricted stock units, and performance stock units outstanding, and 11,270,846 shares of our common stock were available for future grant under our equity incentive plans. These shares may be sold in the public market upon issuance and once vested, subject to the restrictions provided under the terms of the applicable plan or award agreement. If these additional shares are sold, or if it is perceived that they will be sold, in the public market, the trading price of our common stock, and the value of the notes, could decline.
We are unable to predict the effect that sales, or the perception that our shares may be available for sale, will have on the prevailing market price of our common stock and the trading price of the notes.
If securities or industry analysts do not publish research or reports about our business, or if they change their recommendations regarding our stock adversely, our stock price and trading volume could decline.
The trading market for our common stock will be influenced by the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover us downgrades our stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts ceases coverage of our company or fails to publish reports on us regularly, demand for our stock could decrease, which might cause our stock price and trading volume to decline.
Furthermore, such analysts publish their own projections regarding our actual results. These projections may vary widely from one another and may not accurately predict the results we actually achieve. Our stock price may decline if we fail to meet analysts’ projections.
Any adverse impact on the market price for our common stock would likely adversely affect the trading price of the notes as well.
Delaware law and our corporate charter and by-laws contain anti-takeover provisions that could delay or discourage takeover attempts that stockholders may consider favorable, which could also reduce the market price of our common stock and the value of the notes.
Our restated certificate of incorporation and by-laws contain provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our board of directors, including, among other things:
•no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;
•the ability of our board of directors to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;
•the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of our board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

•a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;
•the requirement that a special meeting of stockholders may be called only by a majority vote of our board of directors or by stockholders holding shares of our common stock representing in the aggregate a majority of votes then outstanding, which could delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;
•the ability of our board of directors, by majority vote, to amend our by-laws, which may allow our board of directors to take additional actions to prevent a hostile acquisition and inhibit the ability of an acquirer to amend our by-laws to facilitate a hostile acquisition; and
•advance notice procedures with which stockholders must comply to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.
We are also subject to certain anti-takeover provisions under the General Corporation Law of the State of Delaware, or the DGCL. Under Section 203 of the DGCL, a corporation may not, in general, engage in a business combination with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or (i) our board of directors approves the transaction prior to the stockholder acquiring the 15% ownership position, (ii) upon consummation of the transaction that resulted in the stockholder acquiring the 15% ownership position, the stockholder owns at least 85% of the outstanding voting stock (excluding shares owned by directors or officers and shares owned by certain employee stock plans) or (iii) the transaction is approved by the board of directors and by the stockholders at an annual or special meeting by a vote of 66 2/3% of the outstanding voting stock (excluding shares held or controlled by the interested stockholder). These provisions in our restated certificate of incorporation and amended and restated by-laws and under Delaware law could discourage potential takeover attempts.
Any provision of our restated certificate of incorporation, our by-laws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock, and could also negatively affect the price that some investors are willing to pay for our common stock and the trading price of the notes.
We do not currently intend to pay dividends on our common stock and, consequently, the ability to achieve a return on an investment in our stock will depend on appreciation in the price of our common stock.
We have not declared or paid any cash dividends on our capital stock and do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain any future earnings for use in the development of our business and for general corporate purposes. Therefore, holders are not likely to receive any dividends on any shares of common stock that are received upon conversion of the notes for the foreseeable future, and the success of an investment in shares of our common stock will depend upon any future appreciation in their valuation. There is no guarantee that any shares of our common stock holders receive upon conversion of the notes will appreciate in value.

USE OF PROCEEDS
The selling securityholders will receive all of the proceeds from the sale under this prospectus of the new notes or the common stock issuable upon conversion of the new notes, if any. We will not receive any proceeds from these sales.

DESCRIPTION OF NOTES
This prospectus contains summary descriptions of the notes and common stock that may be sold under this prospectus from time to time. These summary descriptions are not meant to be complete descriptions of any security.
The new notes were issued under the indenture, dated as of February 19, 2019 (the “indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “trustee”). A copy of the indenture is filed as an exhibit to the shelf registration statement of which this prospectus forms a part.  The indenture is subject to, and governed by, the Trust Indenture Act of 1939, as amended. The new notes constituted a further issuance of, and formed a single series with, our outstanding 0.50% Convertible Senior Notes due 2024 issued on February 19, 2019 and our outstanding 0.50% convertible senior notes due 2024 issued on November 21, 2019 (the “existing notes” and, together with the new notes, the “notes”). As of the date of this prospectus, we have $500 million aggregate principal amount of notes outstanding. The new notes have substantially identical terms as the existing notes, other than differences in the issue date, the issue price, interest accrued prior to the issue date of such additional notes and restrictions on transfer in respect of such additional notes. The new notes are expected to be fungible with the existing notes for U.S. federal income tax purposes but not be fungible with the existing notes for U.S. securities law purposes until such notes are resold off of an effective shelf registration statement, such notes are resold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such notes are no longer represented by a restricted CUSIP number and the transfer restriction legend on such notes has been deemed removed from such notes pursuant to the indenture.
You may request a copy of the indenture from us as described under “Where You Can Find More Information.”
The following description is a summary of the material provisions of the notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define the rights of a holder of the notes.
For purposes of this description, references to “we,” “our” and “us” refer only to 8x8, Inc. and not to its subsidiaries.
General
The notes:
•are our general unsecured, senior obligations;
•bear cash interest from February 19, 2019 at an annual rate of 0.50% payable on February 1 and August 1 of each year, beginning on, with respect to the new notes, February 1, 2022 (interest on the new notes accrued from the August 1, 2021 interest payment date of the existing notes);
•are subject to redemption at our option, in whole or in part on or after February 4, 2022 if the last reported sale price of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide written notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date as described under “—Optional Redemption;”
•are subject to repurchase by us at the option of the holders following a fundamental change (as defined below under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes”) occurring prior to the maturity date at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date;
•mature on February 1, 2024, unless earlier converted, redeemed or repurchased;
•are issued in minimum denominations of $1,000 and multiples of $1,000; and

•are represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See “—Book-Entry, Settlement and Clearance.”
Subject to satisfaction of certain conditions and during the periods described below, the notes may be converted at the option of the holder at an initial conversion rate of 38.9484 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $25.68 per share of common stock). The conversion rate is subject to adjustment if certain events occur.
We will settle conversions of notes by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, as described under “—Conversion Rights—Settlement upon Conversion.” Upon conversion, you will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date except under the limited circumstances described below.
The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our securities. Other than restrictions described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” and “—Consolidation, Merger and Sale of Assets” below and except for the provisions set forth under “—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period,” the indenture does not contain any covenants or other provisions designed to afford holders of the notes protection in the event of a highly leveraged transaction involving us or our subsidiaries or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.
We may, without the consent of, or notice to, the holders, reopen the indenture for the notes and issue further additional notes under the indenture with the same terms as the notes (other than differences in the issue date, the issue price, interest accrued prior to the issue date of such additional notes and, if applicable, restrictions on transfer in respect of such additional notes) in an unlimited aggregate principal amount; provided that if any such further additional notes are not fungible with the existing notes or the new notes for U.S. federal income tax or U.S. securities law purposes, such further additional notes will have one or more separate CUSIP numbers.
The existing notes are not listed or quoted, and we do not intend to list the notes on any securities exchange or any automated dealer quotation system.
Except to the extent the context otherwise requires, we use the term “notes” in this prospectus to refer to each $1,000 principal amount of notes. We use the term “common stock” in this prospectus to refer to our common stock, par value $0.001 per share. References in this prospectus to a “holder” or “holders” of notes that are held through The Depository Trust Company (“DTC”) are references to owners of beneficial interests in such notes, unless the context otherwise requires. However, we and the trustee will treat the person in whose name the notes are registered (Cede & Co., in the case of notes held through DTC) as the owner of such notes for all purposes. References herein to the “close of business” refer to 5:00 p.m., New York City time, and to the “open of business” refer to 9:00 a.m., New York City time.
Purchase and Cancellation
We will cause all notes surrendered for payment, repurchase (including as described below), redemption, registration of transfer or exchange or conversion, if surrendered to any person other than the trustee (including any of our agents, subsidiaries or other affiliates), to be delivered to the trustee for cancellation. All notes delivered to the trustee shall be cancelled promptly by the trustee. Except for notes surrendered for transfer or exchange, no notes shall be authenticated in exchange for any notes cancelled as provided in the indenture.
We may, to the extent permitted by law, directly or indirectly (regardless of whether such notes are surrendered to us), repurchase notes in the open market or otherwise, whether by us or our subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives, in each case without prior notice to holders. We will cause any notes so repurchased (other than notes repurchased pursuant to cash-settled swaps or other derivatives) to be surrendered to the trustee for cancellation, and upon receipt of a written order from us, the trustee will cancel all the notes so surrendered and they will no longer be considered “outstanding” under the indenture upon their repurchase.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange
We will pay or cause the paying agent to pay the principal of, and interest on, notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such global note.
We will pay or cause the paying agent to pay the principal of any certificated notes at the office or agency designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its corporate trust office located in the continental United States as a place where notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the holders of the notes, and we may act as paying agent or registrar. Interest on certificated notes will be payable (i) to holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the holders of these notes and (ii) to holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each holder or, upon application by such a holder to the registrar not later than the relevant regular record date, by wire transfer in immediately available funds to that holder’s account within the United States if such holder has provided us, the trustee or the paying agent (if other than the trustee) with the requisite information necessary to make such wire transfer, which application shall remain in effect until the holder notifies, in writing, the registrar to the contrary.
A holder of certificated notes may transfer or exchange such notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture. You may not sell or otherwise transfer restricted notes or any common stock issuable upon conversion of restricted notes except in compliance with the provisions set forth under “—Transfer Restrictions; Additional Interest.” We are not required to transfer or exchange any note selected for redemption or surrendered for conversion or required repurchase. A holder of a beneficial interest in a note in global form may transfer or exchange such beneficial interest in accordance with the indenture and the applicable procedures of DTC. See “—Book-Entry, Settlement and Clearance.”
The registered holder of a note will be treated as its owner for all purposes.
Interest
The notes bear cash interest at a rate of 0.50% per year until maturity. Interest will be payable semiannually in arrears on February 1 and August 1 of each year, beginning on February 1, 2022 for the new notes.
Interest will be paid to the person in whose name a note is registered at the close of business on January 15 or July 15, as the case may be, immediately preceding the relevant interest payment date (each, a “regular record date”). Interest on the notes is computed on the basis of a 360-day year composed of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.
If any interest payment date, the maturity date or any earlier required repurchase date upon a fundamental change of a note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term “business day” means, with respect to any note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.
Unless the context otherwise requires, all references to interest in this prospectus include additional interest, if any, payable as described under “—Transfer Restrictions; Additional Interest” and at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “—Events of Default.”
Ranking
The notes are our general unsecured obligations that rank senior in right of payment to all of our indebtedness that is expressly subordinated in right of payment to the notes. The notes rank equal in right of payment with all of our liabilities that are not so subordinated. The notes effectively rank junior to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the notes only after all indebtedness under such secured debt has been repaid in full from such assets. The notes rank structurally junior to all indebtedness and other liabilities of our subsidiaries. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding.
As of September 30, 2021, we had total principal amount of indebtedness for borrowed money of approximately $362.5 million, and our subsidiaries had approximately $38.6 million of indebtedness and other liabilities (including trade payables, but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) to which the notes would have been structurally subordinated. After giving effect to the issuance of the new notes, our total consolidated principal amount of indebtedness for borrowed money as of September 30, 2021 would have been $500 million.
The ability of our subsidiaries to pay dividends and make other payments to us is restricted by, among other things, applicable corporate and other laws and regulations and may be restricted by our future debt agreements and agreements to which our subsidiaries may become a party. We may not be able to pay the cash portions of any settlement amount upon conversion of the notes, or to pay cash for the fundamental change repurchase price if a holder requires us to repurchase notes upon a fundamental change as described below. See “Risk Factors— Risks Related to the Notes—We may not have the ability to raise the funds necessary to settle conversions of the notes in cash or to repurchase the notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes.”
Optional Redemption
No “sinking fund” is provided for the notes, which means we are not required to redeem or retire the notes periodically. Prior to February 4, 2022, the notes will not be redeemable. On or after February 4, 2022, we may redeem all or part of the notes, at our option, if the last reported sale price (as defined under “—Conversion Rights—Settlement upon Conversion”) of our common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which we provide written notice of redemption (a “redemption notice date”). In the case of any optional redemption, we will provide not less than 60 nor more than 75 calendar days’ written notice before the redemption date (provided that if we elect physical settlement (as defined under “—Conversion Rights— Settlement Upon Conversion”) for conversions that occur during the related redemption period, we may provide not less than 15 nor more than 45 calendar days’ written notice, and provided, further, that if we do not elect physical settlement, any redemption notice date must be at least one calendar day prior to the first scheduled trading day of any relevant observation period) to the trustee, the conversion agent (if other than the trustee), the paying agent (if other than the trustee) and each holder of notes, and we will redeem the notes at a redemption price equal to 100% of the principal amount of such notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. Any notes redeemed by us will be paid for in cash. The redemption date must be a business day.
Notwithstanding the foregoing, if we set a redemption date after a regular record date and on or prior to the corresponding interest payment date, we will not pay accrued interest to any holder of notes to be redeemed, and will instead pay the full amount of the relevant interest payment on such interest payment date to the holder of record as of the close of business on such regular record date.
With respect to any notes that are converted during a redemption period as described under “—Conversion Rights—General,” we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares as described under “—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period.”
If we decide to redeem fewer than all of the outstanding notes, the notes to be redeemed will be selected according to DTC’s applicable procedures, in the case of notes represented by a global note, or, in the case of notes in certificated form, the trustee shall select, in such manner as it shall deem appropriate and fair, notes to be redeemed in whole or in part (in minimum denominations of $1,000 and multiples of $1,000 in excess thereof).
If the trustee selects a portion of your notes for redemption and you convert a portion of such notes, the converted portion will be deemed to be from the portion selected for redemption.
In the event of any redemption in part, we will not be required to register the transfer of or exchange any note so selected for redemption, in whole or in part, except the unredeemed portion of any such note being redeemed in part.

No notes may be redeemed if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to the redemption date (except in the case of an acceleration resulting from a default by us in the payment of the redemption price with respect to such notes).
Conversion Rights
General
Prior to the close of business on the business day immediately preceding October 1, 2023, the notes are convertible only upon satisfaction of one or more of the conditions described under the headings “—Conversion upon Satisfaction of Sale Price Condition,” “—Conversion upon Satisfaction of Trading Price Condition,” “—Conversion upon Notice of Redemption,” and “—Conversion upon Specified Corporate Events.” On or after October 1, 2023 until the close of business on the second scheduled trading day immediately preceding the maturity date, holders may convert all or any portion of their notes at the conversion rate at any time irrespective of the foregoing conditions.
The conversion rate will initially be 38.9484 shares of common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $25.68 per share of common stock). Upon conversion of a note, we will satisfy our conversion obligation by paying or delivering, as the case may be, cash, shares of our common stock or a combination of cash and shares of our common stock, at our election, all as set forth below under “—Settlement upon Conversion.” If we satisfy our conversion obligation solely in cash or through payment and delivery, as the case may be, of a combination of cash and shares of our common stock, the amount of cash and shares of common stock, if any, due upon conversion will be based on a daily conversion value (as defined below) calculated on a proportionate basis for each trading day in a 40 trading day observation period (as defined below under “—Settlement upon Conversion”). The trustee currently acts as the conversion agent.
A holder may convert fewer than all of such holder’s notes so long as the notes converted are a multiple of $1,000 principal amount.
If we call notes for redemption, a holder of notes may convert all or any portion of its notes only until the close of business on the second scheduled trading day immediately preceding the redemption date unless we fail to pay the redemption price (in which case a holder of notes may convert such notes until the redemption price has been paid or duly provided for). If a holder elects to convert notes from, and including, the redemption notice date until the close of business on the second scheduled trading day immediately preceding the related redemption date (any such period, a “redemption period”), we will, under certain circumstances, increase the conversion rate for the notes so converted as described under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period.” If a holder of notes has submitted notes for repurchase upon a fundamental change, the holder may convert those notes only if that holder first withdraws its fundamental change repurchase notice.
Upon conversion, you will not receive any separate cash payment for accrued and unpaid interest, if any, except as described below, and we will not adjust the conversion rate for any accrued and unpaid interest on any converted notes. We will not issue fractional shares of our common stock upon conversion of notes. Instead, we will pay cash in lieu of delivering any fractional share as described under “—Settlement upon Conversion.” Our payment and delivery, as the case may be, to you of the cash, shares of our common stock or a combination thereof, as the case may be, into which a note is convertible will be deemed to satisfy in full our obligation to pay:
•the principal amount of the note; and
•accrued and unpaid interest, if any, to, but excluding, the relevant conversion date.
As a result, accrued and unpaid interest, if any, to, but excluding, the relevant conversion date will be deemed to be paid in full rather than cancelled, extinguished or forfeited. Upon a conversion of notes into a combination of cash and shares of our common stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.
Notwithstanding the immediately preceding paragraph, if notes are converted after the close of business on a regular record date for the payment of interest and prior to the open of business on the corresponding interest payment date, holders of such notes at the close of business on such regular record date will receive the full amount of interest payable on such notes (to, but excluding, such interest payment date) on the corresponding interest payment date notwithstanding the conversion. However, notes surrendered for conversion during the period from the close of business on any regular record date to the open of business on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on such interest payment date on the notes so converted; provided that no such payment need be made:
•for conversions following the close of business on the regular record date immediately preceding the maturity date;
•if we have specified a fundamental change repurchase date that is after a regular record date and on or prior to the business day immediately following the corresponding interest payment date;
•if we have specified a redemption date that is after a regular record date and on or prior to the second scheduled trading day immediately following the corresponding interest payment date; or
•to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such note.
Therefore, for the avoidance of doubt, all record holders on the regular record date immediately preceding the maturity date, any redemption date and any fundamental change repurchase date described in the bullets in the preceding paragraph will receive the full interest payment due on the maturity date or other applicable interest payment date in cash regardless of whether their notes have been converted following such regular record date.
If a holder converts notes, we will pay any documentary, stamp or similar issue or transfer tax due on any issuance of any shares of our common stock upon the conversion, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder shall pay that tax.
Holders may surrender their notes for conversion only under the following circumstances:
Conversion upon Satisfaction of Sale Price Condition
Prior to the close of business on the business day immediately preceding October 1, 2023, a holder may surrender all or any portion of its notes for conversion at any time during any fiscal quarter (and only during such fiscal quarter), if the last reported sale price of the common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding fiscal quarter is greater than or equal to 130% of the conversion price on each applicable trading day. If the sale price condition has been met, we will so notify the holders, the trustee and the conversion agent (if other than the trustee).
The “last reported sale price” of our common stock (or other security for which a closing sale price must be determined) on any date means the closing sale price per share (or if no closing sale price is reported, the average of the last bid and last ask prices per share or, if more than one in either case, the average of the average last bid and the average last ask prices per share) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which our common stock (or such other security) is traded. If our common stock (or such other security) is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “last reported sale price” will be the last quoted bid price per share for our common stock (or such other security) in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If our common stock (or such other security) is not so quoted, the “last reported sale price” will be the average of the mid-point of the last bid and last ask prices per share for our common stock (or such other security) on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose. The “last reported sale price” will be determined without regard to after-hours trading or any other trading outside of the regular trading session hours.
Except for determining amounts due upon conversion, “trading day” means a day on which (i) trading in our common stock (or other security for which a closing sale price must be determined) generally occurs on The New York Stock Exchange or, if our common stock (or such other security) is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock (or such other security) is then listed or, if our common stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock (or such other security) is then traded, and (ii) a last reported sale price for our common stock (or closing sale price for such other security) is available on such securities exchange or market. If our common stock (or such other security) is not so listed or traded, “trading day” means a “business day.”

Conversion upon Satisfaction of Trading Price Condition
Prior to the close of business on the business day immediately preceding October 1, 2023, a holder of notes may surrender all or any portion of its notes for conversion at any time during the five business day period after any five consecutive trading day period (the “measurement period”) in which the “trading price” per $1,000 principal amount of notes, as determined following a request by a holder of notes in accordance with the procedures described below, for each trading day of the measurement period was less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each such trading day.
The “trading price” of the notes on any date of determination means the average of the secondary market bid quotations obtained by the bid solicitation agent for $5,000,000 principal amount of notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers we select for this purpose; provided that if three such bids cannot reasonably be obtained by the bid solicitation agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the bid solicitation agent, that one bid shall be used. If the bid solicitation agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of notes from a nationally recognized securities dealer, then the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate on such date of determination. If (x) we are not acting as bid solicitation agent, and we do not, when we are required to, instruct the bid solicitation agent in writing to obtain bids, or if we give such written instruction to the bid solicitation agent, and the bid solicitation agent fails to make such determination, or (y) we are acting as bid solicitation agent and we fail to make such determination, then, in either case, the trading price per $1,000 principal amount of notes will be deemed to be less than 98% of the product of the last reported sale price of our common stock and the conversion rate on each trading day of such failure.
The bid solicitation agent (if other than us) shall have no obligation to determine the trading price per $1,000 principal amount of notes unless we have requested such written determination; and we shall have no obligation to make such request (or, if we are acting as bid solicitation agent, we shall have no obligation to determine the trading price) unless a holder of at least $2,000,000 aggregate principal amount of notes provides us with reasonable evidence that the trading price per $1,000 principal amount of notes would be less than 98% of the product of the last reported sale price of our common stock and the conversion rate. At such time, we shall instruct the bid solicitation agent (if other than us) to determine, or if we are acting as bid solicitation agent, we shall determine, the trading price per $1,000 principal amount of notes beginning on the next trading day and on each successive trading day until the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate. If the trading price condition has been met, we will so notify the holders, the trustee and the conversion agent (if other than the trustee) in writing on or within one business day of such determination. If we provide such notice within one business day of the relevant date of determination as provided in the immediately preceding sentence, holders may surrender their notes for conversion during the five business day period beginning on, and including, the business day immediately following such date of determination. If, at any time after the trading price condition has been met, the trading price per $1,000 principal amount of notes is greater than or equal to 98% of the product of the last reported sale price of our common stock and the conversion rate for such date, we will so notify the holders, the trustee and the conversion agent (if other than the trustee) in writing that the trading price condition is no longer met and thereafter neither we nor the bid solicitation agent (if other than us) shall be required to solicit bids again until after another qualifying request is made as provided above.
We currently act as the bid solicitation agent for the notes, but we may appoint another person as the bid solicitation agent without prior notice to the holders.
Conversion upon Notice of Redemption
If we call any or all of the notes for redemption prior to the close of business on the business day immediately preceding October 1, 2023, holders may convert all or any portion of their notes at any time prior to the close of business on the second scheduled trading day immediately preceding the relevant redemption date, even if the notes are not otherwise convertible at such time. After that time, the right to convert such notes on account of such redemption will expire, unless we default in the payment of the redemption price, in which case a holder of notes may convert all or any portion of its notes until the redemption price has been paid or duly provided for.
Conversion upon Specified Corporate Events
Certain Distributions
If, prior to the close of business on the business day immediately preceding October 1, 2023, we elect to:

•issue to all or substantially all holders of our common stock any rights, options or warrants (other than a distribution of rights pursuant to a stockholder rights plan where such rights have not separated from our common stock) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance; or
•distribute to all or substantially all holders of our common stock our assets, securities or rights to purchase our securities (other than a distribution of rights pursuant to a stockholder rights plan where such rights have not separated from our common stock), which distribution has a per share value, as reasonably determined by us in good faith, exceeding 10% of the last reported sale price of our common stock on the trading day preceding the date of announcement for such distribution, then, in either case, we must notify the holders of the notes in writing (with a copy to the trustee and the conversion agent (if other than the trustee)) at least 45 scheduled trading days prior to the ex-dividend date for such issuance or distribution. Once we have given such notice, holders may surrender all or any portion of their notes for conversion at any time until the earlier of the close of business on the business day immediately preceding the ex-dividend date for such issuance or distribution and our announcement that such issuance or distribution will not take place, even if the notes are not otherwise convertible at such time.
Certain Corporate Events
If a transaction or event that constitutes a “fundamental change” (as defined under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes”) or a “make-whole fundamental change” (as defined under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period”) occurs prior to the close of business on the business day immediately preceding October 1, 2023, regardless of whether a holder has the right to require us to repurchase the notes as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes,” or if we are a party to a consolidation, merger, binding share exchange, or transfer or lease of all or substantially all of our assets that occurs prior to the close of business on the business day immediately preceding October 1, 2023, in each case, pursuant to which our common stock would be converted into cash, securities or other assets (other than a merger effected solely to change our jurisdiction of incorporation that does not otherwise constitute a make-whole fundamental change or a fundamental change), then, in each case, all or any portion of a holder’s notes may be surrendered for conversion at any time from or after the effective date of such transaction or event until 35 trading days after the effective date of such transaction or event (or, if we give notice after the effective date of such transaction or event pursuant to the succeeding sentence, until the 35th trading day after we give such notice) or, if such transaction or event also constitutes a fundamental change, until the related fundamental change repurchase date. We will notify holders, the trustee and the conversion agent (if other than the trustee) as promptly as practicable following the date we publicly announce such transaction or event or otherwise become aware of such transaction or event, but in each case, in no event later than one business day after the effective date of such transaction or event.
Conversions on or after October 1, 2023
On or after October 1, 2023, a holder may convert all or any portion of its notes at any time prior to the close of business on the second scheduled trading day immediately preceding the maturity date regardless of the foregoing conditions.
Conversion Procedures
If you hold a beneficial interest in a global note, to convert you must comply with DTC’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled and, if required, pay all transfer or similar taxes, if any. As such, if you are a beneficial owner of the notes, you must allow for sufficient time to comply with DTC’s procedures if you wish to exercise your conversion rights. Conversion instructions delivered through DTC are irrevocable.
If you hold a certificated note, to convert you must:
•complete and manually sign the conversion notice on the back of the note, or a facsimile of the conversion notice;
•deliver the conversion notice, which is irrevocable, and the note to the conversion agent;

•if required, furnish appropriate endorsements and transfer documents; and
•if required, pay funds equal to interest payable on the next interest payment date to which you are not entitled.
We will pay any documentary, stamp or similar issue or transfer tax on the issuance of any shares of our common stock upon conversion of the notes, unless the tax is due because the holder requests such shares to be issued in a name other than the holder’s name, in which case the holder shall pay that tax.
We refer to the date you comply with the relevant procedures for conversion described above as the “conversion date.”
If a holder has already delivered a repurchase notice as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” with respect to a note, the holder may not surrender that note for conversion until the holder has withdrawn the repurchase notice in accordance with the relevant provisions of the indenture. If a holder submits its notes for required repurchase, the holder’s right to withdraw the fundamental change repurchase notice and convert the notes that are subject to repurchase will terminate at the close of business on the business day immediately preceding the relevant fundamental change repurchase date.
Settlement upon Conversion
Upon conversion, we may choose to pay or deliver, as the case may be, either cash (“cash settlement”), shares of our common stock (“physical settlement”) or a combination of cash and shares of our common stock (“combination settlement”), as described below. We refer to each of these settlement methods as a “settlement method.”
All conversions for which the relevant conversion date occurs on or after October 1, 2023 or during a redemption period, will be settled using the same settlement method. Except for any conversions for which the relevant conversion date occurs during a redemption period and any conversions for which the relevant conversion date occurs on or after October 1, 2023, we will use the same settlement method for all conversions with the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions with different conversion dates. That is, we may choose for notes converted on one conversion date to settle conversions in physical settlement, and choose for notes converted on another conversion date cash settlement or combination settlement.
If we elect a settlement method, we will inform holders so converting, the trustee and the conversion agent (if other than the trustee) of the settlement method we have selected no later than the close of business on the trading day immediately following the related conversion date (or in the case of any conversions occurring (i) during a redemption period as described under “—Optional Redemption,” in such notice of redemption or (ii) on or after October 1, 2023, no later than the close of business on the business day immediately preceding October 1, 2023). If we do not timely elect a settlement method as described in the preceding sentence, we will no longer have the right to elect cash settlement or physical settlement for such conversion date or during such period and we will be deemed to have elected combination settlement in respect of our conversion obligation, as described below, and the specified dollar amount (as defined below) per $1,000 principal amount of notes will be equal to $1,000. If we timely elect combination settlement, but we do not timely notify converting holders, the trustee and the conversion agent (if other than the trustee) of the specified dollar amount per $1,000 principal amount of notes, such specified dollar amount will be deemed to be $1,000. It is our current intent and policy to settle conversions of the notes through combination settlement with a specified dollar amount per $1,000 principal amount of notes of $1,000.
Settlement amounts will be computed as follows:
•if we elect physical settlement, we will deliver to the converting holder in respect of each $1,000 principal amount of notes being converted a number of shares of common stock equal to the conversion rate;
•if we elect cash settlement, we will pay to the converting holder in respect of each $1,000 principal amount of notes being converted cash in an amount equal to the sum of the daily conversion values for each of the 40 consecutive trading days during the related observation period; and
•if we elect (or are deemed to have elected) combination settlement, we will pay or deliver, as the case may be, to the converting holder in respect of each $1,000 principal amount of notes being converted a

“settlement amount” equal to the sum of the daily settlement amounts for each of the 40 consecutive trading days during the related observation period.
The “daily settlement amount,” for each of the 40 consecutive trading days during the observation period, shall consist of:
•cash equal to the lesser of (i) the maximum cash amount per $1,000 principal amount of notes to be received upon conversion as specified in the notice specifying our chosen settlement method (or deemed specified as set forth above) (the “specified dollar amount”), if any, divided by 40 (such quotient, the “daily measurement value”) and (ii) the daily conversion value; and
•if the daily conversion value exceeds the daily measurement value, a number of shares equal to (i) the difference between the daily conversion value and the daily measurement value, divided by (ii) the daily VWAP for such trading day.
The “daily conversion value” means, for each of the 40 consecutive trading days during the relevant observation period, 2.5% of the product of (1) the conversion rate on such trading day and (2) the daily VWAP for such trading day.
The “daily VWAP” means the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “EGHT <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such trading day (or if such volume-weighted average price is unavailable, the market value of one share of our common stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.
The “observation period” with respect to any note surrendered for conversion means:
•subject to the immediately succeeding bullet, if the relevant conversion date occurs prior to October 1, 2023, the 40 consecutive trading day period beginning on, and including, the second trading day immediately succeeding such conversion date;
•subject to the immediately succeeding bullet, if the relevant conversion date occurs during a redemption period with respect to the notes as described under “—Optional Redemption,” the 40 consecutive trading days beginning on, and including, the 41st scheduled trading day immediately preceding such redemption date; and
•if the relevant conversion date occurs on or after October 1, 2023, the 40 consecutive trading days beginning on, and including, the 41st scheduled trading day immediately preceding the maturity date.
For the purposes of determining amounts due upon conversion only, “trading day” means a day on which (i) there is no “market disruption event” (as defined below) and (ii) trading in our common stock generally occurs on The New York Stock Exchange or, if our common stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading. If our common stock is not so listed or admitted for trading, “trading day” means a “business day.”
“Scheduled trading day” means a day that is scheduled to be a trading day on the principal U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading. If our common stock is not so listed or admitted for trading, “scheduled trading day” means a “business day.”
For the purposes of determining amounts due upon conversion, “market disruption event” means (i) a failure by the primary U.S. national or regional securities exchange or market on which our common stock is listed or admitted for trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m., New York City time, on any scheduled trading day for our common stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in our common stock or in any options contracts or futures contracts relating to our common stock.

Except as described under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period” and “—Recapitalizations, Reclassifications and Changes of Our Common Stock,” we will deliver the consideration due in respect of conversion on the second business day immediately following the relevant conversion date, if we elect physical settlement, or on the second business day immediately following the last trading day of the relevant observation period, in the case of any other settlement method.
We will pay cash in lieu of delivering any fractional share of common stock issuable upon conversion based on the daily VWAP for the relevant conversion date (in the case of physical settlement) or based on the daily VWAP for the last trading day of the relevant observation period (in the case of combination settlement).
Each conversion will be deemed to have been effected as to any notes surrendered for conversion on the conversion date; provided, however, that the person in whose name any shares of our common stock shall be issuable upon such conversion will become the holder of record of such shares as of the close of business on the conversion date (in the case of physical settlement) or the last trading day of the relevant observation period (in the case of combination settlement).
Conversion Rate Adjustments
The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if holders of the notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the notes, in any of the transactions described below without having to convert their notes as if they held a number of shares of our common stock equal to the conversion rate, multiplied by the principal amount (expressed in thousands) of notes held by such holder.
(1)If we exclusively issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:
where,
CR0 = the conversion rate in effect immediately prior to the open of business on the ex-dividend date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;
CR1 = the conversion rate in effect immediately after the open of business on such ex-dividend date or effective date, as applicable;
OS0 = the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date or effective date (before giving effect to any such dividend, distribution, share split or share combination), as applicable; and
OS1 = the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable.
Any adjustment made under this clause (1) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.
(2)If we issue to all or substantially all holders of our common stock any rights, options or warrants (other than a distribution of rights pursuant to a stockholder rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the average of the last reported sale prices of our common stock for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, the conversion rate will be increased based on the following formula:
where,
CR0 =     the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such issuance;
CR1 =     the conversion rate in effect immediately after the open of business on such ex-dividend date;
OS0 =     the number of shares of our common stock outstanding immediately prior to the open of business on such ex-dividend date;
X =     the total number of shares of our common stock issuable pursuant to such rights, options or warrants;
and
Y =     the number of shares of our common stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of the issuance of such rights, options or warrants.
Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the open of business on the ex-dividend date for such issuance. To the extent that shares of common stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered. If such rights, options or warrants are not so issued, the conversion rate shall be decreased to the conversion rate that would then be in effect if such ex-dividend date for such issuance had not occurred.
For the purpose of this clause (2), and for the purpose of the first bullet point under “—Conversion upon Specified Corporate Events—Certain Distributions,” in determining whether any rights, options or warrants entitle the holders of our common stock to subscribe for or purchase shares of our common stock at a price per share that is less than such average of the last reported sale prices for the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by us in good faith.
(3)If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:
•dividends, distributions or issuances as to which an adjustment was effected pursuant to clause (1) or (2) above;
•dividends or distributions paid exclusively in cash as to which the provisions set forth in clause (4) below shall apply;
•distributions of rights pursuant to a stockholder rights plan of ours (except as otherwise described below);
•distributions of reference property in a transaction described in “—Recapitalizations, Reclassifications, and Changes of Our Common Stock;” and

•spin-offs as to which the provisions set forth below in this clause (3) shall apply;
•then the conversion rate will be increased based on the following formula:
where,
CR0 =     the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such distribution;
CR1 =     the conversion rate in effect immediately after the open of business on such ex-dividend date;
SP0 =     the average of the last reported sale prices of our common stock over the 10 consecutive trading day period ending on, and including, the trading day immediately preceding the ex-dividend date for such distribution; and
FMV =     the fair market value (as determined by us in good faith) of the shares of capital stock, evidences of indebtedness, other assets or property of ours, or rights, options or warrants to acquire our capital stock or other securities distributed with respect to each outstanding share of our common stock on the ex-dividend date for such distribution.
Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the ex-dividend date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such distribution had not been declared. If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then we will not adjust the conversion rate pursuant to the clauses above until the earliest of these triggering events occurs, and we will readjust the conversion rate to the extent that any of these rights, options or warrants are not exercised before they expire pursuant to the terms of the indenture. Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the conversion rate in effect on the ex-dividend date for the distribution.
With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to any of our subsidiaries or other business units, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:
where,
CR0 =     the conversion rate in effect immediately prior to the end of the valuation period (as defined below);
CR1 =     the conversion rate in effect immediately after the end of the valuation period;
FMV0 =     the average of the last reported sale prices of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock (determined by reference to the definition of last reported sale price set forth under “—Conversion upon Satisfaction of Sale Price Condition” as if references therein to our common stock were to such capital stock or similar equity interest) over the first 10 consecutive trading day period after, and including, the ex-dividend date of the spin-off (the “valuation period”); provided that if there is no last reported sale price of the capital stock or similar equity interest distributed to holders of our common stock on such ex-dividend date, the “valuation period” shall be the first ten consecutive trading day period after, and including, the first date such last reported sale price is available; and
MP0 =     the average of the last reported sale prices of our common stock over the valuation period.
The increase to the conversion rate under the preceding paragraph will occur at the close of business on the last trading day of the valuation period; provided that (x) in respect of any conversion of notes for which physical settlement is applicable, if the relevant conversion date occurs during the valuation period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, such conversion date in determining the conversion rate and (y) in respect of any conversion of notes for which cash settlement or combination settlement is applicable, for any trading day that falls within the relevant observation period for such conversion and within the valuation period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the ex-dividend date for such spin-off to, and including, such trading day in determining the conversion rate as of such trading day. If any dividend or distribution that constitutes a spin-off is declared but not so paid or made, the conversion rate shall be immediately decreased, effective as of the date our board or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared or announced.
(4)If any cash dividend or distribution is made to all or substantially all holders of our common stock, the conversion rate will be adjusted based on the following formula:
where,
CR0 =     the conversion rate in effect immediately prior to the open of business on the ex-dividend date for such dividend or distribution;
CR1 =     the conversion rate in effect immediately after the open of business on the ex-dividend date for such dividend or distribution;
SP0 =     the last reported sale price of our common stock on the trading day immediately preceding the ex-dividend date for such dividend or distribution; and
C =     the amount in cash per share we distribute to all or substantially all holders of our common stock.
Any increase made under this clause (4) shall become effective immediately after the open of business on the ex-dividend date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each holder of a note shall receive, for each $1,000 principal amount thereof, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the conversion rate in effect on the ex-dividend date for such cash dividend or distribution.
(5)If we make or any of our subsidiaries makes a payment in respect of a tender or exchange offer for our common stock (other than an odd-lot tender offer), to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

where,
CR0 =     the conversion rate in effect immediately prior to the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;
CR1 =     the conversion rate in effect immediately after the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires;
AC =     the aggregate value of all cash and any other consideration (as determined by us in good faith) paid or payable for shares purchased in such tender or exchange offer;
OS0 =     the number of shares of our common stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);
OS1 =     the number of shares of our common stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and
SP1 =     the average of the last reported sale prices of our common stock over the 10 consecutive trading day period commencing on, and including, the trading day next succeeding the date such tender or exchange offer expires.
The increase to the conversion rate under the preceding paragraph will occur at the close of business on the 10th trading day immediately following, and including, the trading day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any conversion of notes for which physical settlement is applicable, if the relevant conversion date occurs during the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date of such tender or exchange offer to, and including, such conversion date in determining the conversion rate and (y) in respect of any conversion of notes for which cash settlement or combination settlement is applicable, for any trading day that falls within the relevant observation period for such conversion and within the 10 trading days immediately following, and including, the trading day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of trading days as have elapsed from, and including, the trading day next succeeding the expiration date of such tender or exchange offer to, and including, such trading day in determining the conversion rate as of such trading day.
Notwithstanding the foregoing, if a conversion rate adjustment becomes effective on any ex-dividend date as described above, and a holder that has converted its notes on or after such ex-dividend date and on or prior to the related record date would be treated as the record holder of shares of our common stock as of the related conversion date as described under “—Settlement upon Conversion” based on an adjusted conversion rate for such ex-dividend date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such ex-dividend date will not be made for such converting holder. Instead, such holder will be treated as if such holder were the record owner of the shares of our common stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.
Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities.
As used in this section, “ex-dividend date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market, and “effective date” means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, reflecting the relevant share split or share combination, as applicable.
As used in this section, “record date” means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).
Subject to the applicable listing standards of The New York Stock Exchange, we are permitted to increase the conversion rate of the notes by any amount for a period of at least 20 business days if our board of directors or a committee thereof determines that such increase would be in our best interest. Subject to the applicable listing standards of The New York Stock Exchange, we may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our common stock or rights to purchase shares of our common stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.
A holder may, in some circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. federal income tax as a result of an adjustment or the nonoccurrence of an adjustment to the conversion rate. For a discussion of the U.S. federal income tax treatment of an adjustment to the conversion rate, see “U.S. Federal Income Tax Considerations.”
If we have a rights plan in effect upon conversion of the notes into common stock, you will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of common stock in accordance with the provisions of the applicable rights plan, the conversion rate will be adjusted at the time of separation as if we distributed to all or substantially all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.
Notwithstanding any of the foregoing, the conversion rate will not be adjusted:
•upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our common stock under any plan;
•upon the issuance of any shares of our common stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit or incentive plan or program of or assumed by us or any of our subsidiaries;
•upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the notes were first issued;
•upon the repurchase of any shares of our common stock pursuant to an open-market share repurchase program or other buy-back transaction (including, without limitation, any structured or derivative transactions such as an accelerated share repurchase transaction) that is not a tender offer or exchange offer of the nature described under clause (5) above;
•solely for a change in the par value of our common stock; or
•for accrued and unpaid interest, if any.
Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share.
If an adjustment to the conversion rate otherwise required by the provisions described above would result in a change of less than 1% to the conversion rate, then, notwithstanding the foregoing, we may, at our election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest to occur of the following: (i) when all such deferred adjustments would result in an aggregate change of at least 1% to the conversion rate; (ii) on the conversion date for any notes (in the case of physical settlement), (iii) on each trading day of any observation period related to any conversion of notes (in the case of cash settlement or combination settlement), (iv) on the effective date of any fundamental change or make-whole fundamental change or (v) October 1, 2023, in each case, unless the adjustment has already been made.
Recapitalizations, Reclassifications and Changes of Our Common Stock
In the case of:

•any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination or solely from changes in par value),
•any consolidation, merger or combination involving us,
•any sale, lease or other transfer to a third party of the consolidated assets of ours and our subsidiaries substantially as an entirety, or
•any statutory share exchange,
in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at and after the effective time of the transaction, the right to convert each $1,000 principal amount of notes will be changed into a right to convert such principal amount of notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of common stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive (the “reference property”) upon such transaction and we or the successor or purchasing corporation, as the case may be, will execute with the trustee and without the consent of the holders a supplemental indenture providing for such change in the right to convert each $1,000 principal amount of notes. However, at and after the effective time of the transaction, (i) we or the successor or purchasing corporation, as the case may be, will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of notes, as set forth under “—Settlement upon Conversion” and (ii)(x) any amount payable in cash upon conversion of the notes as set forth under “—Settlement upon Conversion” will continue to be payable in cash, (y) any shares of our common stock that we would have been required to deliver upon conversion of the notes as set forth under “—Settlement upon Conversion” will instead be deliverable in the amount and type of reference property that a holder of that number of shares of our common stock would have received in such transaction and (z) the daily VWAP will be calculated based on the value of a unit of reference property that a holder of one share of our common stock would have received in such transaction. If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our common stock. If the holders of our common stock receive only cash in such transaction, then for all conversions that occur after the effective date of such transaction (i) the consideration due upon conversion of each $1,000 principal amount of notes shall be solely cash in an amount equal to the conversion rate in effect on the conversion date (as may be increased as described under “—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period”), multiplied by the price paid per share of common stock in such transaction and (ii) we will satisfy our conversion obligation by paying cash to converting holders on the second business day immediately following the conversion date. We will notify holders, the trustee and the conversion agent (if other than the trustee) in writing of the weighted average as soon as reasonably practicable after such determination is made.
The supplemental indenture providing that the notes will be convertible into reference property will also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under “—Conversion Rate Adjustments” above. If the reference property in respect of any such transaction includes shares of stock, securities or other property or assets (excluding cash) of a company other than us or the successor or purchasing corporation, as the case may be, in such transaction, such other company, if an affiliate of us or the successor or purchasing corporation, will also execute such supplemental indenture, and such supplemental indenture will contain such additional provisions to protect the interests of the holders, including the right of holders to require us to repurchase their notes upon a fundamental change as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” below, as we reasonably consider necessary by reason of the foregoing. We will agree in the indenture not to become a party to any such transaction unless its terms are consistent with the foregoing.
Adjustments of Prices
Whenever any provision of the indenture requires us to calculate the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts over a span of multiple days (including, without limitation, an observation period and the period, if any, for determining the “stock price” for purposes of a make-whole fundamental change), we will make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the ex-dividend date, effective date or expiration date of the event occurs, at any time during the period when the last reported sale prices, the daily VWAPs, the daily conversion values or the daily settlement amounts are to be calculated.

Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period
If the “effective date” (as defined below) of a “fundamental change” (as defined below and determined after giving effect to any exceptions to or exclusions from such definition, but without regard to the proviso in clause (2) of the definition thereof, a “make-whole fundamental change”) occurs prior to the maturity date of the notes, and a holder elects to convert its notes in connection with such make-whole fundamental change or if we issue a notice of redemption as set forth under “—Optional Redemption” and a holder elects to convert notes during the related redemption period, we will, under certain circumstances, increase the conversion rate for the notes so surrendered for conversion by a number of additional shares of common stock (the “additional shares”), as described below. A conversion of notes will be deemed for these purposes to be “in connection with” such make-whole fundamental change if the relevant notice of conversion of the notes is received by the conversion agent from, and including, the open of business on the effective date of the make-whole fundamental change up to, and including, the close of business on the business day immediately prior to the related fundamental change repurchase date (or, in the case of a make-whole fundamental change that would have been a fundamental change but for the proviso in clause (2) of the definition thereof, the close of business on the 35th trading day immediately following the effective date of such make-whole fundamental change) (such period, the “make-whole fundamental change period”).
Upon surrender of notes for conversion in connection with a make-whole fundamental change or during a redemption period, we will, at our option, satisfy our conversion obligation by physical settlement, cash settlement or combination settlement, based on the conversion rate as increased to reflect the additional shares pursuant to the table set forth below, as described under “—Settlement upon Conversion.” However, if the consideration for our common stock in any make-whole fundamental change described in clause (2) of the definition of fundamental change is composed entirely of cash, for any conversion of notes following the effective date of such make-whole fundamental change, the conversion obligation will be calculated based solely on the “stock price” (as defined below) for the transaction and will be deemed to be an amount of cash per $1,000 principal amount of converted notes equal to the conversion rate (including any increase to reflect the additional shares as described in this section), multiplied by such stock price. In such event, the conversion obligation will be determined and paid to holders in cash on the second business day following the conversion date. We will notify holders, the trustee and the conversion agent (if other than the trustee) of the effective date of any make-whole fundamental change no later than five business days after such effective date.
The number of additional shares, if any, by which the conversion rate will be increased will be determined by reference to the table below, based on the date on which the make-whole fundamental change occurs or becomes effective (the “effective date”) or the redemption notice date, as applicable, and the price (the “stock price”) paid (or deemed to be paid) per share of our common stock in the make-whole fundamental change or on the redemption notice date. If the holders of our common stock receive in exchange for their common stock only cash in a make-whole fundamental change described in clause (2) of the definition of fundamental change, the stock price will be the cash amount paid per share. Otherwise, the stock price will be the average of the last reported sale prices of our common stock over the five consecutive trading day period ending on, and including, the trading day immediately preceding the effective date of the make-whole fundamental change or the redemption notice date, as the case may be. In the event that a conversion during a redemption period would also be deemed to be in connection with a make-whole fundamental change, a holder of the notes to be converted will be entitled to a single increase to the conversion rate with respect to the first to occur of the applicable redemption notice date or the effective date of the applicable make-whole fundamental change, and the later event will be deemed not to have occurred for purposes of this section.
The stock prices set forth in the column headings of the table below will be adjusted as of any date on which the conversion rate of the notes is otherwise adjusted. The adjusted stock prices will equal the stock prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the conversion rate immediately prior to the adjustment giving rise to the stock price adjustment and the denominator of which is the conversion rate as so adjusted. The number of additional shares as set forth in the table below will be adjusted in the same manner and at the same time as the conversion rate as set forth under “—Conversion Rate Adjustments.”
The following table sets forth the number of additional shares by which the conversion rate will be increased per $1,000 principal amount of notes:

Stock Price
Effective Date / Redemption Notice Date	$19.75	$21.00	$23.00	$25.68	$29.00	$33.38	$40.00	$55.00	$75.00	$100.00
February 1, 2021	11.6845	10.3195	8.3526	6.2531	4.4472	2.9101	1.6023	0.4695	0.0933	0.0020
February 1, 2022	11.6845	10.1962	7.8670	5.6106	3.7452	2.2493	1.0888	0.2400	0.0267	0.0000
February 1, 2023	11.6845	9.5314	6.8548	4.3863	2.5252	1.2400	0.4490	0.0533	0.0000	0.0000
February 1, 2024	11.6845	8.6705	4.5300	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
The exact stock prices and effective dates or redemption notice dates may not be set forth in the table above, in which case:
•If the stock price is between two stock prices in the table or the effective date or redemption notice date, as the case may be, is between two effective dates or redemption notice dates, as applicable, in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates or redemption notice dates, as applicable, based on a 365-day year.
•If the stock price is greater than $100.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.
•If the stock price is less than $19.75 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.
Notwithstanding the foregoing, in no event will the conversion rate per $1,000 principal amount of notes exceed 50.6329 shares of common stock, subject to adjustment in the same manner as the conversion rate as set forth under “—Conversion Rate Adjustments.”
Our obligation to increase the conversion rate for notes converted in connection with a make-whole fundamental change or during a redemption period could be considered a penalty, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies.
Fundamental Change Permits Holders to Require Us to Repurchase Notes
If a “fundamental change” (as defined below in this section) occurs at any time prior to the maturity date, holders have the right, at their option, to require us to repurchase for cash all of their notes, or any portion of the principal amount thereof that is equal to $1,000 or a multiple of $1,000. The fundamental change repurchase date will be a date specified by us that is not less than 20 or more than 35 business days following the date of our fundamental change notice as described below.
The fundamental change repurchase price we are required to pay will be equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date (unless the fundamental change repurchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case we will instead pay, on such interest payment date, the full amount of accrued and unpaid interest to the holder of record as of the close of business on such regular record date, and the fundamental change repurchase price will be equal to 100% of the principal amount of the notes to be repurchased).
A “fundamental change” will be deemed to have occurred at the time after the existing notes were originally issued if any of the following occurs:
(1)    a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than us, our wholly owned subsidiaries and our and their employee benefit plans, files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of our common stock representing more than 50% of the voting power of our common stock;

(2)    the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination or solely a change in par value) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets; (B) any share exchange, consolidation or merger of us pursuant to which our common stock will be converted into cash, securities or other property or assets; or (C) any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of us and our subsidiaries, taken as a whole, to any person other than one or more of our wholly owned subsidiaries; provided, however, that a transaction described in clause (B) in which the holders of all classes of our common equity immediately prior to such transaction own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving corporation or transferee or the parent thereof immediately after such transaction in substantially the same proportions (relative to each other) as such ownership immediately prior to such transaction shall not be a fundamental change pursuant to this clause (2);
(3)    our stockholders approve any plan or proposal for the liquidation or dissolution of us; or
(4)    our common stock (or other common stock underlying the notes) ceases to be listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors).
A transaction or transactions described in clauses (1) or (2) above will not constitute a fundamental change, however, if at least 90% of the consideration received or to be received by our common stockholders, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ statutory appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Select Market or The Nasdaq Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions the notes become convertible into such consideration, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ statutory appraisal rights (subject to the provisions set forth above under “—Conversion Rights— Settlement upon Conversion”).
If any transaction in which our common stock is replaced by the securities of another entity occurs, following completion of any related make-whole fundamental change period (or, in the case of a transaction that would have been a fundamental change or a make-whole fundamental change but for the immediately preceding paragraph, following the effective date of such transaction), references to us in the definition of “fundamental change” above shall instead be references to such other entity.
For purposes of the definition of “fundamental change” above, any transaction that constitutes a fundamental change pursuant to both clause (1) and clause (2) of such definition (without giving effect to the proviso in clause (2)) shall be deemed a fundamental change solely under clause (2) of such definition (subject to the proviso in clause (2)).
On or before the 20th calendar day after the occurrence of a fundamental change, we will provide to all holders of the notes and the trustee, the conversion agent (if other than the trustee) and paying agent (if other than the trustee) a written notice of the occurrence of the fundamental change and of the resulting repurchase right. Such notice shall state, among other things:
•the events causing the fundamental change;
•the effective date of the fundamental change;
•the last date on which a holder may exercise the repurchase right;
•the fundamental change repurchase price;
•the fundamental change repurchase date;
•the name and address of the paying agent and the conversion agent, if applicable;
•if applicable, the conversion rate and any adjustments to the conversion rate as a result of the fundamental change;

•that the notes with respect to which a fundamental change repurchase notice has been delivered by a holder may be converted only if the holder validly withdraws the fundamental change repurchase notice in accordance with the terms of the indenture; and
•the procedures that holders must follow to require us to repurchase their notes.
To exercise the fundamental change repurchase right, you must deliver, on or before the close of business on the business day immediately preceding the fundamental change repurchase date, the notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice, to the paying agent. Each repurchase notice must state:
•if certificated, the certificate numbers of your notes to be delivered for repurchase;
•the portion of the principal amount of notes to be repurchased, which must be $1,000 or a multiple thereof; and
•that the notes are to be repurchased by us pursuant to the applicable provisions of the notes and the indenture.
If the notes are not in certificated form, such repurchase notice must comply with appropriate DTC procedures.
Holders may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the business day immediately preceding the fundamental change repurchase date. The notice of withdrawal shall state:
•the principal amount of the withdrawn notes, which must be $1,000 or a multiple thereof;
•if certificated notes have been issued, the certificate numbers of the withdrawn notes; and
•the principal amount, if any, which remains subject to the repurchase notice, which must be $1,000 or a multiple thereof.
If the notes are not in certificated form, such notice of withdrawal must comply with appropriate DTC procedures.
We will be required to repurchase notes properly surrendered for repurchase and not validly withdrawn on the fundamental change repurchase date. Holders who have exercised the repurchase right will receive payment of the fundamental change repurchase price on the later of (i) the fundamental change repurchase date and (ii) the time of book-entry transfer or the delivery of the notes. If the paying agent holds money sufficient to pay the fundamental change repurchase price of the notes on the fundamental change repurchase date, then, with respect to the notes that have been properly surrendered for repurchase and have not been validly withdrawn:
•the notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the notes is made or whether or not the notes are delivered to the paying agent); and
•all other rights of the holder will terminate (other than the right to receive the fundamental change repurchase price).
In connection with any repurchase offer pursuant to a fundamental change repurchase notice, we will, if required:
•comply with the provisions of any tender offer rules under the Exchange Act that may then be applicable;
•file a Schedule TO or any other required schedule under the Exchange Act; and
•otherwise comply with all federal and state securities laws in connection with any offer by us to repurchase the notes;

in each case, so as to permit the rights and obligations under this “—Fundamental Change Permits Holders to Require Us to Repurchase Notes” to be exercised in the time and in the manner specified in the indenture.
No notes may be repurchased on any date at the option of holders upon a fundamental change if the principal amount of the notes has been accelerated, and such acceleration has not been rescinded, on or prior to such date (except in the case of an acceleration resulting from a default by us in the payment of the fundamental change repurchase price with respect to such notes).
Notwithstanding the foregoing, we will not be required to repurchase, or to make an offer to repurchase, the notes upon a fundamental change if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by us as set forth above and such third party purchases all notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by us as set forth above.
In addition, notwithstanding the foregoing, we will not be required to send a notice of the occurrence of a fundamental change described above, or offer to repurchase any notes as described above, in connection with a fundamental change occurring pursuant to clause (2)(A) or (B) (or pursuant to clause (1) that also constitutes a fundamental change occurring pursuant to clause (2)(A) or (B)) of the definition of “fundamental change” set forth above, if
•such fundamental change constitutes an event described under “—Conversion Rights—Recapitalizations, Reclassifications and Changes of Our Common Stock” above whose reference property consists entirely of cash in U.S. dollars;
•immediately after such fundamental change, the notes become convertible into consideration that consists solely of U.S. dollars in an amount per $1,000 principal amount of notes that equals or exceeds the fundamental change repurchase price per $1,000 principal amount of notes (calculated assuming that the same includes accrued interest to, but excluding, the latest possible fundamental change repurchase date for such fundamental change); and
•we timely send the notice relating to such fundamental change described under “—Conversion Rights—Conversion upon Specified Corporate Events —Certain Corporate Events” above.
The repurchase rights of the holders could discourage a potential acquirer of us. The fundamental change repurchase feature, however, is not the result of management’s knowledge of any specific effort to obtain control of us by any means or part of a plan by management to adopt a series of anti-takeover provisions.
The term fundamental change is limited to specified transactions and may not include other events that might adversely affect our financial condition. In addition, the requirement that we offer to repurchase the notes upon a fundamental change may not protect holders in the event of a highly leveraged transaction, reorganization, merger or similar transaction involving us.
Furthermore, holders may not be entitled to require us to repurchase their notes or be entitled to an increase in the conversion rate upon conversion as described under “—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period” in circumstances involving a significant change in the composition of our board unless such change is in connection with a fundamental change or make-whole fundamental change as described herein.
The definition of fundamental change includes a phrase relating to the sale, lease or other transfer of “all or substantially all” of our consolidated assets. There is no precise, established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of the notes to require us to repurchase its notes as a result of the sale, lease or other transfer of less than all of our assets may be uncertain.
If a fundamental change were to occur, we may not have enough funds to pay the fundamental change repurchase price. Our ability to repurchase the notes for cash may also be limited by restrictions on our ability to obtain funds for such repurchase through dividends from our subsidiaries, the terms of our then existing borrowing arrangements or otherwise. See “Risk Factors—Risks Related to the Notes—We may not have the ability to raise the funds necessary to settle conversions of the notes in cash or to repurchase the notes upon a fundamental change, and our future debt may contain limitations on our ability to pay cash upon conversion or repurchase of the notes.” If we fail to repurchase the notes when required following a fundamental change, we will be in default under the indenture. In addition, we may in the future incur indebtedness with similar change in control provisions permitting the holders of such indebtedness to accelerate or to require us to repurchase such indebtedness upon the occurrence of similar events or on some specific dates.
Consolidation, Merger and Sale of Assets
The indenture provides that we shall not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of our properties and assets to, another person, unless (i) the resulting, surviving or transferee person (if not us) is a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such corporation (if not us) expressly assumes by supplemental indenture all of our obligations under the notes and the indenture; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the indenture. Upon any such consolidation, merger or sale, conveyance, transfer or lease, the resulting, surviving or transferee person (if not us) shall succeed to, and may exercise every right and power of, ours under the indenture, and we shall be discharged from our obligations under the notes and the indenture except in the case of any such lease.
However, no such consolidation, merger, sale, conveyance, transfer or lease shall be effective unless the trustee receives an officer’s certificate and an opinion of counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this “—Consolidation, Merger and Sale of Assets” set forth above.
Although these types of transactions will be permitted under the indenture, certain of the foregoing transactions could constitute a fundamental change permitting each holder to require us to repurchase the notes of such holder as described above.
Events of Default
Each of the following is an event of default with respect to the notes:
(1)default in any payment of interest on any note when due and payable and the default continues for a period of 30 days;
(2)default in the payment of principal of any note when due and payable at its stated maturity, upon optional redemption, upon any required repurchase, upon declaration of acceleration or otherwise;
(3)our failure to comply with our obligation to convert the notes in accordance with the indenture upon exercise of a holder’s conversion right, and such failure continues for a period of three business days;
(4)our failure to give a fundamental change notice as described under “—Fundamental Change Permits Holders to Require Us to Repurchase Notes,” notice of a make-whole fundamental change as described under “—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change or during a Redemption Period” or notice of a specified corporate transaction as described under “—Conversion Rights—Conversion upon Specified Corporate Events,” in each case when due;
(5)our failure to comply with our obligations under “—Consolidation, Merger and Sale of Assets”;
(6)our failure for 60 days after written notice from the trustee or the holders of at least 25% in aggregate principal amount of the notes then outstanding has been received to comply with any of our other agreements contained in the notes or indenture;
(7)default by us or any of our subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $25.0 million (or its foreign currency equivalent) in the aggregate of us and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity or (ii) constituting a failure to pay the principal of any such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise and, in the cases of clauses (i) and (ii) such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days of such acceleration or failure to pay, as applicable; or
(8)certain events of bankruptcy, insolvency, or reorganization of us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X.
If an event of default occurs and is continuing, the trustee by notice to us, or the holders of at least 25% in principal amount of the outstanding notes by notice to us and the trustee, may, declare 100% of the principal of and accrued and unpaid interest, if any, on all the notes to be due and payable. In case of certain events of bankruptcy, insolvency or reorganization involving us, 100% of the principal of and accrued and unpaid interest on the notes will automatically become due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately.
Notwithstanding the foregoing, the indenture provides that, to the extent we elect, the sole remedy for an event of default relating to our failure to comply with our obligations as set forth under “—Reports” below, will, for the first 360 days after the occurrence of such an event of default, consist exclusively of the right to receive additional interest on the notes at a rate equal to 0.25% per annum of the principal amount of the notes outstanding for each day during the first 180 days after the occurrence of such an event of default and 0.50% per annum of the principal amount of the notes outstanding from the 181st day until the 360th day following the occurrence of such an event of default during which such event of default is continuing (subject to the third immediately succeeding paragraph, in addition to any additional interest that may accrue with respect to such notes as a result of a registration default as described below under the caption “—Transfer Restrictions; Additional Interest”).
If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the notes. On the 361st day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 361st day), the notes will be subject to acceleration as provided above. The provisions of the indenture described in this paragraph will not affect the rights of holders of any notes in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay the additional interest when due, the notes will be immediately subject to acceleration as provided above.
In order to elect to pay the additional interest as the sole remedy during the first 360 days after the occurrence of an event of default relating to the failure to comply with the reporting obligations in accordance with the two immediately preceding paragraphs, we must notify all holders of notes, the trustee and the paying agent in writing of such election prior to the beginning of such 360-day period. Upon our failure to timely give such written notice, the notes will be immediately subject to acceleration as provided above.
In no event will the additional interest described in the three immediately preceding paragraphs, together with any additional interest that may accrue as a result of our failure to file any document or report that we are required to file with the SEC during the six-month period beginning on, and including, the date that is six months after December 14, 2021 as described under the caption “—Transfer Restrictions; Additional Interest,” accrue at a rate in excess of 0.50% per annum pursuant to the indenture, regardless of the number of events or circumstances giving rise to the requirement to pay such additional interest.
If any portion of the amount payable on the notes upon acceleration is considered by a court to be unearned interest (through the allocation of the value of the instrument to the embedded warrant or otherwise), the court could disallow recovery of any such portion.
The holders of a majority in principal amount of the outstanding notes may waive all past defaults (except with respect to nonpayment of principal or interest or with respect to the failure to deliver the consideration due upon conversion) and rescind any such acceleration with respect to the notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the principal of and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived.
Each holder shall have the right to receive payment or delivery, as the case may be, of:
•the principal (including the redemption price and the fundamental change repurchase price, if applicable) of;
•accrued and unpaid interest, if any, on; and

•the consideration due upon conversion of,
its notes, on or after the respective due dates expressed or provided for in the indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be, and such right to receive such payment or delivery, as the case may be, on or after such respective dates shall not be impaired or affected without the consent of such holder.
If an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no holder may pursue any remedy with respect to the indenture or the notes unless:
(1)such holder has previously given the trustee written notice that an event of default is continuing;
(2)holders of at least 25% in principal amount of the outstanding notes have requested the trustee to pursue the remedy;
(3)such holders have offered the trustee security or indemnity satisfactory to it against any loss, liability or expense;
(4)the trustee has not complied with such request within 60 days after the receipt of the request and the offer of such security or indemnity; and
(5)the holders of a majority in principal amount of the outstanding notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.
Subject to certain restrictions, the holders of a majority in principal amount of the outstanding notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee.
The indenture provides that in the event an event of default has occurred and is continuing, the trustee is required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs under the same circumstances. The trustee, however, may refuse to follow any direction that conflicts with law or the indenture or that the trustee determines is unduly prejudicial to the rights of any other holder or that would involve the trustee in personal liability. Prior to taking any action under the indenture, the trustee is entitled to indemnification satisfactory to it against any loss, liability or expense caused by taking or not taking such action.
The indenture provides that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must deliver to each holder notice of the default within 90 days after it obtains actual knowledge thereof. Except in the case of a default in the payment of principal of or interest on any note or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold notice if and so long as the trustee in good faith determines that withholding notice is in the interests of the holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any default that occurred during the previous year. We are also required to deliver to the trustee, within 30 days after the occurrence thereof, written notice of any events which would constitute a default, its status and what action we are taking or proposing to take in respect thereof.
Payments of the redemption price, the fundamental change repurchase price, principal and interest that are not made when due will accrue interest per annum at the then-applicable interest rate from the required payment date.
Modification, Amendment and Waiver
Subject to certain exceptions, the indenture or the notes may be amended with the consent of the holders of at least a majority in principal amount of the notes then outstanding (including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, notes). However, without the consent of each holder of an outstanding note affected, no amendment may, among other things:

(1)reduce the principal amount of notes whose holders must consent to an amendment;
(2)reduce the rate of or extend the stated time for payment of interest on any note;
(3)reduce the principal of or extend the stated maturity of any note;
(4)make any change that adversely affects the conversion rights of any notes other than as expressly required by the indenture;
(5)reduce the redemption price, the fundamental change repurchase price of any note or amend or modify in any manner adverse to the holders of notes our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;
(6)make any note payable in money, or at a place of payment, other than that stated in the note;
(7)change the ranking of the notes;
(8)impair the right of any holder to receive payment of principal and interest on such holder’s notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s notes; or
(9)make any change in the amendment provisions that require each holder’s consent or in the waiver provisions.
Without the consent of any holder, we and the trustee may amend the indenture or the notes to:
(1)cure any ambiguity, omission, defect or inconsistency;
(2)provide for the assumption by a successor corporation of our obligations under the indenture;
(3)add guarantees with respect to the notes;
(4)secure the notes;
(5)add to our covenants or events of default for the benefit of the holders or surrender any right or power conferred upon us under the indenture;
(6)make any change that does not adversely affect the rights of any holder;
(7)increase the conversion rate as provided in the indenture;
(8)provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trusts under the indenture by more than one trustee;
(9)irrevocably elect a settlement method or a specified dollar amount, or eliminate our right to elect a settlement method;
(10)in connection with any transaction described under “—Conversion Rights—Recapitalizations, Reclassifications and Changes of Our Common Stock” above, provide that the notes are convertible into reference property, subject to the provisions described under “—Conversion Rights—Settlement upon Conversion” above, and make certain related changes to the terms of the notes to the extent expressly required by the indenture;
(11)conform the provisions of the indenture to the “Description of Notes” section of the preliminary offering memorandum dated February 12, 2019 and the pricing term sheet dated February 13, 2019, relating to the offering and sale of the existing notes issued on February 19, 2019;
(12)comply with the rules of any applicable securities depositary for the notes, including DTC, so long as such amendment does not adversely affect the rights of any holder; or

(13)comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act.
Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such holders approve the substance of the proposed amendment. After an amendment under the indenture becomes effective, we are required to deliver to the holders a notice briefly describing such amendment. However, the failure to give such notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment.
Discharge
We may satisfy and discharge our obligations under the notes and indenture by delivering to the securities registrar for cancellation all outstanding notes or by depositing with the trustee or delivering to the holders, as applicable, after the notes have become due and payable, whether at maturity, at any redemption date, at any fundamental change repurchase date, upon conversion or otherwise, cash or cash and/or shares of common stock, solely to satisfy outstanding conversions, as applicable, sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.
Calculations in Respect of the Notes
We are responsible for making all calculations called for under the notes and the indenture. These calculations include, but are not limited to, determinations of the stock price, the last reported sale prices of our common stock, the trading price of the notes (for purposes of determining whether the notes are convertible as described herein) the daily VWAPs, the daily conversion values, the daily settlement amounts accrued interest payable on the notes and the conversion rate of the notes. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on holders of notes. We will provide a schedule of our calculations to each of the trustee and the conversion agent (if other than the trustee), and each of the trustee and the conversion agent (if other than the trustee) is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any holder of notes upon the written request of that holder.
Reports
The indenture provides that any documents or reports that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the SEC) must be filed by us with the trustee within 15 days after the same are required to be filed with the SEC (giving effect to any grace period provided by Rule 12b-25 or any successor rule under the Exchange Act). Documents or reports filed by us with the SEC via the EDGAR system (or any successor system) will be deemed to be filed with the trustee as of the time such documents or reports are filed via EDGAR (or such successor), it being understood that the trustee shall not be responsible for determining whether such filings have been made. Delivery of reports, information and documents to the trustee under the indenture is for informational purposes only and the information and the trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein, or determinable from information contained therein including our compliance with any of its covenants thereunder (as to which the trustee is entitled to rely exclusively on an officer’s certificate).
Rule 144A Information
At any time we are not subject to Section 13 or 15(d) of the Exchange Act, we will, so long as any of the existing notes or any shares of our common stock issuable upon conversion thereof will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide, upon written request, to any holder, beneficial owner or prospective purchaser of such notes or any shares of our common stock issuable upon conversion of such notes the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such notes or shares of our common stock pursuant to Rule 144A under the Securities Act.
Trustee
Wilmington Trust, National Association is the trustee, security registrar, paying agent and conversion agent. Wilmington Trust, National Association, in each of its capacities, including without limitation as trustee, security registrar, paying agent and conversion agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information.
Governing Law
The indenture provides that it and the notes, and any claim, controversy or dispute arising under or related to the indenture or the notes, are governed by and construed in accordance with the laws of the State of New York.
Transfer Restrictions; Additional Interest
The new notes were not issued in a registered offering and, as a result, constitute “restricted securities” under Rule 144 under the Securities Act. As a results, the initial holders may not offer, sell, pledge or otherwise transfer the new notes and shares of common stock issuable upon conversion of such notes prior to the date that is the later of (i) one year after the date of issuance, or such shorter period of time as permitted by Rule 144 under the Securities Act and (ii) such later date, if any, as may be required by applicable law, except (a) to the Company or any of its subsidiaries, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act , or (d) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.
For so long as the new notes constitute restricted securities, we are subject to the following obligations.
Under Rule 144 under the Securities Act (“Rule 144”) as currently in effect, a person who acquired existing notes from us or our affiliate and who has beneficially owned notes or shares of our common stock issued upon conversion of the notes for at least one year is entitled to sell such notes or shares of our common stock without registration, but only if such person is not deemed to have been our affiliate at the time of, or at any time during three months immediately preceding, the sale. Furthermore, under Rule 144, a person who acquired existing notes from us or our affiliate and who has beneficially owned notes or shares of our common stock issued upon conversion of the notes for at least six months is entitled to sell such notes or shares of our common stock without registration, so long as (i) such person is not deemed to have been our affiliate at the time of, or at any time during three months immediately preceding, the sale and (ii) we have filed all required reports under Section 13 or 15(d) of the Exchange Act, as applicable, during the twelve months preceding such sale (other than current reports on Form 8K). Unless the new notes are no longer restricted securities: if we are not current in filing our Exchange Act reports, a person who acquires from our affiliate notes or shares of our common stock issued upon conversion of the notes could be required to hold such notes or shares of our common stock for up to one year following such acquisition; and if we are not current in filing our Exchange Act reports, a person who is our affiliate and who owns notes or shares of our common stock issued upon conversion of the notes could be required to hold such notes or shares of our common stock indefinitely.
If, at any time during the sixmonth period beginning on, and including, the date that is six months after December 14, 2021, we fail to timely file any document or report that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, as applicable (after giving effect to all applicable grace periods thereunder and other than reports on Form 8K), or the notes are not otherwise freely tradable pursuant to Rule 144 by holders other than our affiliates or holders that were our affiliates at any time during the three months immediately preceding (as a result of restrictions pursuant to U.S. securities laws or the terms of the indenture or the notes), we will pay additional interest on the notes. Additional interest will accrue on the notes at the rate of 0.50% per annum of the principal amount of notes outstanding for each day during such period for which our failure to file has occurred and is continuing or the notes are not otherwise freely tradable as described above by holders other than our affiliates (or holders that were our affiliates at any time during the three months immediately preceding).
Further, if, and for so long as, the restrictive legend on the restricted notes has not been removed, the restricted notes are assigned a restricted CUSIP number or the notes are not otherwise freely tradable pursuant to Rule 144 by holders other than our affiliates or holders that were our affiliates at any time during the three months immediately preceding (without restrictions pursuant to U.S. securities laws or the terms of the indenture or the notes) as of the 380th day after December 14, 2021, we will pay additional interest on the notes at a rate equal to 0.50% per annum of the principal amount of notes outstanding until the restrictive legend has been removed from the restricted notes, the restricted notes are assigned an unrestricted CUSIP number and the notes are freely tradable as described above by holders other than our affiliates (or holders that were our affiliates at any time during the three months immediately preceding).
Any note or common stock issued upon the conversion or exchange of a note that is repurchased or owned by any affiliate of us may not be resold by such affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction that results in such note or common stock, as the case may be, no longer being a restricted security. We will cause any note that is repurchased or owned by us to be surrendered to the trustee for cancellation as described under “—Purchase and Cancellation” above.
Additional interest pursuant to the foregoing provisions will be payable in arrears on each interest payment date following accrual in the same manner as regular interest on the notes and will be in addition to any additional interest that may accrue at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “—Events of Default.” However, in no event shall additional interest payable pursuant to the provisions of the third paragraph of this “—Transfer Restrictions; Additional Interest” as a result of our failure to file any document or report that we are required to file with the SEC during the sixmonth period beginning on, and including, the date that is six months after December 14, 2021, together with any additional interest payable as described under “—Events of Default” above, at a rate in excess of 0.50% per annum, regardless of the number of events or circumstances giving rise to requirements to pay such additional interest pursuant to these provisions or pursuant to “—Events of Default” above.
Once the new notes are free of any restrictive legends and are represented by the same unrestricted CUSIP number as the existing notes, they will not have the benefit of the additional interest provisions described above.
Book-Entry, Settlement and Clearance
The Global Notes
The new notes have been issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”). Each of the new global notes is deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.
Ownership of beneficial interests in a global note is limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. Accordingly, ownership of beneficial interests in a global note is shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note). Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.
The global notes and beneficial interests in the global notes are subject to restrictions on transfer as described under “Transfer Restrictions; Additional Interest.”
Book-Entry Procedures for the Global Notes
All interests in the global notes are subject to the operations and procedures of DTC and, therefore, you must allow for sufficient time in order to comply with these procedures if you wish to exercise any of your rights with respect to the notes. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. None of the trustee, the conversion agent (if other than the trustee), the paying agent (if other than the trustee) or 8x8, Inc. will be responsible for those operations or procedures.
DTC has advised us that it is:
•a limited purpose trust company organized under the laws of the State of New York;
•a “banking organization” within the meaning of the New York State Banking Law;
•a member of the Federal Reserve System;
•a “clearing corporation” within the meaning of the Uniform Commercial Code; and
•a “clearing agency” registered under Section 17A of the Exchange Act.
DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriter; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.
So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:
•will not be entitled to have notes represented by the global note registered in their names;
•will not receive or be entitled to receive physical, certificated notes; and
•will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.
As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest). None of 8x8, Inc., the trustee, the conversion agent (if other than the trustee) or the paying agent (if other than the trustee) has any responsibility of liability for any act or omission of DTC.
Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. None of 8x8, Inc., the trustee, the conversion agent (if other than the trustee) or the paying agent (if other than the trustee) will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.
Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.
Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.
Certificated Notes
Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:
•DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;
•DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or
•an event of default with respect to the notes has occurred and is continuing and such beneficial owner requests in writing that its notes be issued in physical, certificated form.
Registration Rights

We and the selling securityholders are parties to certain subscription agreements with respect to the new notes, which provide the selling securityholders with certain registration rights with respect to the resale of the new notes and the shares of common stock issuable upon conversion of such notes, if any. Pursuant to the subscription agreements, we will use our commercially reasonable efforts to keep the shelf registration statement of which this prospectus is a part effective until the earlier of (i) April 1, 2024 and (ii) such time as all registrable securities (a) have been sold pursuant to an effective registration statement, (b) in the case of the new notes, such notes have become free of any restrictive legends and represented by the same unrestricted CUSIP number as the existing notes, (c) in the case of shares of common stock issued upon conversion of the new notes prior to the occurrence of the event described in the immediately preceding clause (b), such shares have been resold pursuant to an exemption provided by Rule 144 under the Securities Act, (d) have been transferred to any entity other than a permitted transferee (a permitted transferee is an affiliate of a selling securityholder that such selling securityholder reasonably believes to be a “qualified institutional buyer” as defined in Rule 144A under the Securities Act), or (e) cease to be outstanding.

DESCRIPTION OF CAPITAL STOCK
General
The following description of our capital stock and provisions of our certificate of incorporation and by-laws is a summary only and not a complete description.
Our authorized capital stock consists of 200,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share.
Common Stock
As of November 1, 2021, 113,949,810 shares of our common stock were outstanding. Each holder of our common stock is entitled to:
•one vote per share on all matters submitted to a vote of the stockholders;
•dividends as may be declared by our board of directors out of funds legally available for that purpose, subject to the rights of any preferred stock that may be outstanding; and
•his, her or its pro rata share in any distribution of our assets after payment or providing for the payment of liabilities and the liquidation preference of any outstanding preferred stock in the event of liquidation.
Holders of common stock have no cumulative voting rights, redemption rights or preemptive rights to purchase or subscribe for any shares of our common stock or other securities. All of the outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Preferred Stock
Our board of directors has the authority, subject to any limitations prescribed by Delaware law, to issue shares of preferred stock in one or more series and to fix and determine the relative rights and preferences of the shares constituting any series to be established, without any further vote or action by the stockholders. Any shares of our preferred stock so issued may have priority over our common stock with respect to dividend, liquidation, redemption, voting and other rights.
Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. Although the issuance of preferred stock could provide us with flexibility in connection with possible acquisitions and other corporate purposes, under some circumstances, it could have the effect of delaying, deferring or preventing a change of control.
Anti-Takeover Effects of Delaware Law and Our Restated Certificate of Incorporation and By-laws
Certain provisions of our charter documents and Delaware law could have an anti-takeover effect and could delay, discourage or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interests, including attempts that might otherwise result in a premium being paid over the market price of our common stock.
Charter and By-laws
Our restated certificate of incorporation and by-laws contain provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our board of directors, including, among other things:
•no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;
•the ability of our board of directors to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;
•the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of our board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;
•a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

•the requirement that a special meeting of stockholders may be called only by a majority vote of our board of directors or by stockholders holding shares of our common stock representing in the aggregate a majority of votes then outstanding, which could delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;
•the ability of our board of directors, by majority vote, to amend our by-laws, which may allow our board of directors to take additional actions to prevent a hostile acquisition and inhibit the ability of an acquirer to amend our by-laws to facilitate a hostile acquisition; and
•advance notice procedures with which stockholders must comply to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.
Delaware Anti-Takeover Statute
We are also subject to certain anti-takeover provisions under the General Corporation Law of the State of Delaware, or the DGCL. Under Section 203 of the DGCL, a corporation may not, in general, engage in a business combination with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or (i) our board of directors approves the transaction prior to the stockholder acquiring the 15% ownership position, (ii) upon consummation of the transaction that resulted in the stockholder acquiring the 15% ownership position, the stockholder owns at least 85% of the outstanding voting stock (excluding shares owned by directors or officers and shares owned by certain employee stock plans) or (iii) the transaction is approved by the board of directors and by the stockholders at an annual or special meeting by a vote of 66 2/3% of the outstanding voting stock (excluding shares held or controlled by the interested stockholder). These provisions in our restated certificate of incorporation and amended and restated by-laws and under Delaware law could discourage potential takeover attempts.
In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any such entity or person.
A Delaware corporation may opt out of this provision by express provision in its original certificate of incorporation or by amendment to its certificate of incorporation or by-laws approved by its stockholders. We have not opted out of Section 203. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Computershare, and their address is 250 Royall Street, Canton, MA 02021.
Listing
Our common stock is listed on the New York Stock Exchange under the symbol “EGHT.”

SELLING SECURITYHOLDERS
On December 14, 2021, we issued $137,500,000 aggregate principal amount of our 0.50% Convertible Senior Notes due 2024 to certain qualified institutional buyers (including the selling securityholders named below) in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 under the Securities Act, pursuant to separate, privately negotiated subscription agreements, each dated December 7, 2021 (the “subscription agreements”). For purposes of this table, we have assumed that the notes are convertible at a maximum conversion rate of 50.6329 shares of our common stock per $1,000 principal amount of notes (which include the maximum number of shares by which the conversion rate may be increased for conversions in connection with a “make-whole fundamental change”). The notes are not presently convertible nor have the conditions triggering any “make-whole fundamental changes” been satisfied. The number of shares of common stock issuable upon conversion of the notes is subject to adjustment under certain circumstances described in the indenture. Accordingly, the number of shares of common stock issuable upon conversion of the notes and the number of shares of common stock beneficially owned and offered by the selling securityholders pursuant to this prospectus may change from that set forth in the table below.
The selling securityholders are subject to certain transfer restrictions pursuant to the subscription agreements and the indenture, which prohibit the selling securityholders from offering, selling, pledging or otherwise transferring the new notes and shares of common stock issuable upon conversion of such notes prior to the date that is the later of (i) one year after the date of issuance, or such shorter period of time as permitted by Rule 144 under the Securities Act and (ii) such later date, if any, as may be required by applicable law, except (a) to the Company or any of its subsidiaries, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act , or (d) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act. The subscription agreements also provide the selling securityholders with certain registration rights with respect to the resale of the new notes and the shares of common stock issuable upon conversion.
Our registration of the new notes and the shares of common stock issuable upon conversion of the new notes does not necessarily mean that the selling securityholders will sell all or any of such notes or common stock. The following table sets forth certain information as of January 4, 2022 concerning the new notes and shares of common stock that may be offered from time to time by the selling securityholders with this prospectus. The information is based on information provided by or on behalf of the selling securityholders. Information about the selling securityholders may change over time. In particular, the selling securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of its notes since the date on which the selling securityholders provided us with information regarding its notes. Any changed or new information given to us by the selling securityholders may be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus is a part, if and when necessary.

Name	Principal Amount of Notes Beneficially Owned Prior to The Offering	Number of Shares of Common Stock Beneficially Owned Prior to The Offering(1)	Principal Amount of Notes Offered Hereby	Number of Shares of Common Stock Offered Hereby(1)	Principal Amount of Notes Beneficially Owned After The Offering (2)	Percentage of Notes Beneficially Owned After The Offering(3)	Number of Shares of Common Stock Beneficially Owned After The Offering(1)	Percentage of Shares of Common Stock Beneficially Owned After The Offering(4)
Blackstone Aqua Master Sub-Fund(5)	$11,000,000	556,962	$10,000,000	506,329	$1,000,000	*	50,633	*
Citadel Equity Fund, Ltd.(6)	$19,000,000	962,025	$14,000,000	708,861	$5,000,000	1%	253,165	*
D. E. Shaw Valence Portfolios L.L.C.(7)	$80,718,000	4,285,968	$14,000,000	708,861	$66,718,000	13.3%	3,577,107	3%
DCIG Capital Master Fund LP(8)	$40,526,000	2,051,949	$11,538,000	584,202	$28,988,000	5.8%	1,467,747	1.3%

Eagle Harbor Multi-Strategy Master Fund Limited(9)	$11,675,000	591,139	$4,000,000	202,532	$7,675,000	1.5%	388,608	*
Eisler Capital Multi Strategy Master Fund Ltd(10)	—	—	$5,000,000	253,165	—	—	—	—
Lazard Asset Management LLC(11)	$16,000,000	810,126	$5,000,000	253,165	$11,000,000	2.2%	556,962	*
Linden Capital L.P.(12)	$63,891,000	3,234,987	$14,000,000	708,861	$49,891,000	10%	2,526,126	2.2%
LMR CCSA Master Fund Limited(13)	$8,750,000	443,038	$2,500,000	126,582	$6,250,000	1.3%	316,456	*
LMR Master Fund Limited(14)	$8,750,000	443,038	$2,500,000	126,582	$6,250,000	1.3%	316,456	*
Opti Opportunity Master Fund, LP(15)	$54,900,000	2,779,746	$22,000,000	1,113,924	$32,900,000	6.6%	1,665,822	1.4%
Tenor Opportunity Master Fund, Ltd.(16)	$26,000,000	1,316,455	$14,000,000	708,861	$12,000,000	2.4%	607,595	*
Wolverine Flagship Fund Trading Limited (17)	$41,915,000	2,122,278	$14,000,000	708,861	$27,915,000	5.6%	1,413,417	1.2%
Verition Multi-Strategy Master Fund Ltd.(18)	$15,767,000	798,329	$4,462,000	225,924	$11,305,000	2.3%	572,405	*
* Less than 1%.

(1)Assumes for each $1,000 in principal amount of the notes a conversion rate at the maximum conversion rate of 50.6329 shares of common stock (which include the maximum number of shares by which the conversion rate may be increased for conversions in connection with a “make-whole fundamental change”) upon conversion, and assumes an election by the Company to settle any such conversion solely in shares of common stock. The notes are not presently convertible nor have the conditions triggering any “make-whole fundamental changes” been satisfied. This conversion rate is subject to adjustment, however, as described in this prospectus under “Description of Notes—Conversion Rights.” As a result, the number of shares of common stock issuable upon conversion of the notes may change in the future.
(2)Assumes that after the Offering, the selling securityholders will sell all of the notes acquired in the Private Placement for purposes of this table.
(3)The denominator used to calculate the percentage reflects $500,000,000 aggregate principal amount of our 0.50% Convertible Senior Notes due 2024 outstanding (including $362,500,000 aggregate principal amount of existing notes and $137,500,000 aggregate principal amount of new notes), as holders of the existing notes and the new notes will vote as one class under the indenture.
(4)The percentage reflects the 113,949,810 shares of common stock outstanding as of November 1, 2021 and gives effect to the total number of shares of common stock beneficially owned and offered hereby by the selling securityholder (if the conversion of the notes were settled solely in shares of common stock) calculated based on the maximum conversion rate of 50.6329 shares of common stock per $1,000 aggregate principal amount of notes. The notes are not presently convertible nor have the conditions triggering any “make-whole fundamental changes” been satisfied.
(5)The securities are held directly by Blackstone Aqua Master Sub-Fund, a sub-fund of Blackstone Global Master Fund ICAV (the “Aqua Fund”). Blackstone Alternative Solutions L.L.C. is the investment manager of the Aqua Fund. Blackstone Holdings I L.P. is the sole member of Blackstone Alternative Solutions L.L.C. Blackstone Holdings I/II GP L.L.C. is the general partner of Blackstone Holdings I L.P. Blackstone Inc. is the sole member of Blackstone Holdings I/II GP L.L.C. Blackstone Group Management L.L.C. is the sole holder of the Series II preferred stock of Blackstone Inc. Blackstone Group Management L.L.C. is wholly owned by its senior managing directors and controlled by its founder, Stephen A. Schwarzman. Each of such Blackstone entities and Mr. Schwarzman may be deemed to beneficially own the securities beneficially owned by the Aqua Fund directly or indirectly controlled by it or him, but each (other than the Aqua Fund to the extent of its direct holdings) disclaims beneficial ownership of such securities. The address of each of the entities listed is c/o Blackstone Inc., 345 Park Avenue, New York, New York.
(6)The securities are held directly by Citadel Equity Fund, Ltd. Citadel Advisors LLC (“Citadel Advisors”) is the portfolio manager of Citadel Equity Fund, Ltd.. Citadel Advisors Holdings LP (“CAH”) is the sole member of Citadel Advisors. Citadel GP LLC (“CGP”) is the general partner of CAH. Kenneth Griffin owns a controlling interest in CGP, who may be deemed to have shared power to vote or direct the vote of, and/or shared power to dispose or to direct the disposition over, the shares held by the entities listed above.
(7)The securities are held directly by D.E. Shaw Valence Portfolios L.L.C., the selling securityholder. D. E. Shaw & Co., L.P. (“DESCO LP”), as the investment adviser of the selling securityholder, D. E. Shaw & Co., L.L.C. (“DESCO LLC”), as the manager of the selling securityholder, D. E. Shaw & Co., Inc. (“DESCO Inc.”), as general partner of DESCO LP, and D. E. Shaw & Co. II, Inc. (“DESCO II Inc.”), as the managing member of DESCO LLC, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the securities. None of DESCO LP, DESCO LLC, DESCO Inc., or DESCO II Inc. owns any shares of the Company directly, and each such entity disclaims beneficial ownership of the securities. Julius Gaudio, Maximilian Stone, and Eric Wepsic, or their designees, may exercise voting and investment control over the securities on DESCO LP’s and DESCO LLC’s behalf. David E. Shaw does not own any securities of the Company directly. By virtue of David E. Shaw’s position as President and sole shareholder of DESCO Inc., and by virtue of David E. Shaw’s position as President and sole shareholder of DESCO II Inc., David E. Shaw may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the securities and, therefore, David E. Shaw may be deemed to be the beneficial owner of the securities. David E. Shaw disclaims beneficial ownership of the securities.
(8)These securities are beneficially owned by DCIG Capital Master Fund LP.
(9)Opti Capital Management, LP (“Opti”) is an investment advisor to Eagle Harbor Multi-Strategy Master Fund Limited (the “Fund”) and has voting and investment discretion with respect to these securities and a portion of the Fund’s assets. Opti Opportunity Associates, LLC is the general partner of Opti Opportunity Master Fund, Ltd. and XPL, LLC is the general partner of Opti Capital Management, LP. Xiuping Li is the sole managing member of Opti Opportunity Associates, LLC and XPL, LLC
(10)These securities are beneficially owned by Eisler Capital Multi Strategy Master Fund Ltd.These securities are beneficially owned by Eisler Capital Multi Strategy Master Fund Ltd.

(11)The securities are held by Lazard Converts Absolute Return, LP, Lazard Rathmore Plus Master Fund, L.P. and Highmark Limited, in respect of the segregated account Highmark Fixed Income 3. Lazard Asset Management LLC, a Delaware limited liability company (“LAM”), serves as the investment manager for these entities and holds voting and investment power over the aforementioned securities. LAM is indirectly controlled by Lazard Ltd, a Bermuda corporation, which has a board of eleven directors. Each of the foregoing, except for LAM, disclaims beneficial ownership of these securities. LAM’s address is 30 Rockefeller Plaza, New York, New York 10112.
(12)The securities held by Linden Capital L.P. are indirectly held by Linden Advisors LP (the investment manager of Linden Capital L.P.), Linden GP LLC (the general partner of Linden Capital L.P.), and Mr. Siu Min (Joe) Wong (the principal owner and the controlling person of Linden Advisors LP and Linden GP LLC). Linden Capital L.P., Linden Advisors LP, Linden GP LLC and Mr. Wong share voting and dispositive power with respect to the securities held by Linden Capital L.P. Linden Capital L.P.’s address is c/o Linden Advisors LP, 590 Madison Ave, 15th Fl, New York, NY 10022.
(13)The securities are held by LMR CCSA Master Fund Limited. LMR Partners LLP and LMR Partners LLC (the “LMR IMs”) are the investment managers of LMR CCSA Master Fund Limited and LMR Master Fund Limited (together, the “LMR Securityholders”). The directors of the LMR Securityholders, the LMR IMs and the direct and indirect beneficial owners of the LMR IMs, including Ben Levine, as principal of the LMR IMs and, which such owners/principal may be deemed to control the LMR IMs (collectively, the “Directors and Principals”) have shared voting and dispositive power of the shares held by the LMR Securityholders. The Directors and Principals disclaim beneficial ownership of securities held by the LMR Securityholders.
(14)The securities are held by LMR Master Fund Limited. See footnote 13 ibid.
(15) Opti Capital Management, LP (“Opti”) is the investment manager to Opti Opportunity Master Fund, Ltd. (the “Fund”) and has voting and investment power with respect to these securities. Opti Opportunity Associates, LLC is the general partner of Opti Opportunity Master Fund, Ltd. and XPL, LLC is the general partner of Opti Capital Management, LP. Xiuping Li is the sole managing member of Opti Opportunity Associates, LLC and XPL, LLC.
(16)Tenor Capital Management Company, L.P. serves as the controlling entity for Tenor Opportunity Master Fund, Ltd. and shares voting and investment power with respect to these shares in this capacity. Tenor Management GP,LLC is the general partner of Tenor Capital Management Company, L.P. and Robin R. Shah is the sole managing member of Tenor Management GP, LLC.
(17)Wolverine Asset Management, LLC (“WAM”) is the investment manager to Wolverine Flagship Fund Trading Limited (the “Fund”) and has voting and investment power over these securities. The sole member and manager of WAM is Wolverine Holdings, L.P. (“Wolverine Holdings”). Robert R. Bellick and Christopher L. Gust may be deemed to control Wolverine Trading Partners, Inc. (‘WTP”), the general partner of Wolverine Holdings. Each of Robert R. Bellick and Christopher L. Gust, Wolverine Holdings, WTP, and WAM disclaims beneficial ownership of securities held by the Fund.
(18)The securities are held directly by Verition Multi-Strategy Master Fund Ltd.. Verition Fund Management LLC is the investment manager of Verition Multi-Strategy Master Fund Ltd.. Verition Fund Management LLC, its managing member, and Nicholas Maounis, through his ownership of the managing member of Verition Fund Management LLC, may be deemed to have voting and investment control with respect to these securities. Verition Fund Management LLC, its managing member and Mr. Maounis disclaim beneficial ownership over these securities, except to the extent of their pecuniary interest therein.
Except for the transactions referred to herein and in documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, the selling securityholders do not have, and within the last three years have not had, any position, office or other material relationship (legal or otherwise) with us or any of our subsidiaries other than as holders of our securities.

PLAN OF DISTRIBUTION
The selling securityholders, as well as their permitted transferees (a permitted transferee is an affiliate of a selling securityholder that such selling securityholder reasonably believes to be a “qualified institutional buyer” as defined in Rule 144A under the Securities Act), may from time to time offer some or all of the new notes or shares of common stock (collectively, “Securities”) covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.
The selling securityholders will not pay any of the costs, expenses and fees in connection with the registration and sale of the Securities covered by this prospectus, but if the Securities are sold through underwriters, broker-dealers or agents, the selling securityholders will pay any and all underwriting discounts or commissions or agents’ commissions, if any, attributable to such sales. We will not receive any proceeds from the sale of the new notes and the common stock covered hereby.
The selling securityholders may sell the Securities covered by this prospectus from time to time, and may also decide not to sell all or any of the Securities that they are allowed to sell under this prospectus. The selling securityholders will act independently of us in making decisions regarding the timing, manner and size of each sale (except that the method of distribution of the Securities will not take the form of an underwritten offering without our prior written consent). These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by the selling securityholder in one or more types of transactions, which may include:
•transactions on any national securities exchange or quotation service on which the Securities may be listed or quoted at the time of sale or in the over-the-counter market;
•one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;
•ordinary brokerage transactions or transactions in which a broker solicits purchases;
•purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;
•the pledge of Securities for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of Securities;
•short sales or transactions to cover short sales relating to the Securities;
•through distribution by any selling securityholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);
•privately negotiated transactions;
•the writing of options, whether the options are listed on an options exchange or otherwise;
•distributions to creditors and equity holders of the selling securityholder;
•to the extent consented to by us, underwritten offerings; and
•any combination of the foregoing, or any other available means allowable under applicable law.
The selling securityholders may also resell all or a portion of its Securities in open market transactions in reliance upon Rule 144 under the Securities Act provided it meets the criteria and conforms to the requirements of Rule 144 and all applicable laws and regulations.
The selling securityholders may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those sale, forward sale or derivative transactions, the third parties may sell securities covered by this prospectus, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in the Company’s common stock. The third parties also may use shares received under those sale, forward sale or derivative arrangements or shares pledged by the selling securityholders or borrowed from the selling securityholders or others to settle such third-party sales or to close out any related open borrowings of the Company’s common stock. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in a supplement or a post-effective amendment to the registration statement of which this prospectus is a part as may be required.
In addition, the selling securityholders may engage in hedging transactions with broker-dealers in connection with distributions of Securities or otherwise. In those transactions, broker-dealers may engage in short sales of securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell securities short and redeliver securities to close out such short positions. The selling securityholders may also sell the Securities short and deliver the Securities to close out short positions, or enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. The selling securityholders also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the Securities so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those Securities to investors in our securities or the selling securityholder’ securities or in connection with the offering of other securities not covered by this prospectus.
To the extent necessary, the specific terms of the offering of Securities, including the specific Securities to be sold, the name of the selling securityholders, the respective purchase prices and public offering prices, the names of any underwriter, broker-dealer or agent, if any, and any applicable compensation in the form of discounts, concessions or commissions paid to underwriters or agents or paid or allowed to dealers will be set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part. The selling securityholders may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase Securities from the selling securityholders at the public offering price listed in the applicable prospectus supplement. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. Any contracts like this will be described in and be subject to the conditions set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part.
Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling securityholders. Broker-dealers or agents may also receive compensation from the purchasers of Securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving securities. In effecting sales, broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate in the resales.
In connection with sales of Securities covered hereby, it is possible that the selling securityholders and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for the selling securityholders may be deemed to be an “underwriter” within the meaning of the Securities Act. Accordingly, any profits realized by the selling securityholder and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. A selling securityholder who is an “underwriter” under the Securities Act must deliver this prospectus in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied through the facilities of the NYSE in accordance with Rule 153 under the Securities Act or satisfied in accordance with Rule 174 under the Securities Act.
We and the selling securityholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, to the extent we have consented to an underwritten offering of the Securities, we will provide customary indemnities to any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the selling securityholders or their affiliates in the ordinary course of business.
The selling securityholders will be subject to applicable provisions of Regulation M of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Securities by the selling securityholders. Regulation M may also restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the Securities. These restrictions may affect the marketability of such Securities.
In order to comply with applicable securities laws of some states or countries, the Securities may only be sold in those jurisdictions through registered or licensed brokers or dealers and in compliance with applicable laws and regulations. In addition, in certain states or countries the Securities may not be sold unless they have been registered or qualified for sale in the applicable state or country or an exemption from the registration or qualification requirements is available. In addition, any Securities of a selling securityholder covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.
In connection with an underwritten offering of Securities under this prospectus, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Securities offered under this prospectus. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on the NYSE or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.

U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of the new notes and the common stock into which the new notes may be converted for U.S. holders (as defined below) and non-U.S. holders (as defined below). The summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations, judicial decisions, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). The discussion does not address all of the tax consequences that may be relevant to a particular person, to persons subject to special treatment under U.S. federal income tax laws (such as banks or other financial institutions, brokers or dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting, persons required under Section 451(b) of the Code to conform the timing of income accruals with respect to the new notes to their financial statements, regulated investment companies, real estate investment trusts, insurance companies, certain retirement or other tax-deferred accounts, expatriates, tax-exempt entities, governmental organizations, U.S. holders whose functional currency is not the U.S. dollar, or persons that are, or hold their new notes or common stock through, partnerships, including an entity or arrangement treated as a partnership for U.S. federal income tax purposes, or other pass-through entities) or to persons that hold the new notes or common stock as part of a straddle, hedge, conversion, synthetic security or constructive sale transaction for U.S. federal income tax purposes, all of whom may be subject to tax rules that would differ from those summarized below. Moreover, this discussion does not address any U.S. federal tax consequences (such as estate, gift, Medicare, alternative minimum tax or other non-income tax consequences) other than income tax consequences or any state, local or non-U.S. tax consequences. This summary deals only with persons who hold the new notes and common stock as “capital assets” within the meaning of the Code (generally, property held for investment) and who purchased a new note on original issuance at its “issue price,” which we assume will be the price indicated on the cover of this prospectus. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below.
Each prospective investor of the new notes or common stock should consult their tax advisors as to the particular U.S. federal income tax considerations to them of owning and disposing of the new notes or common stock, as well as the effects of other U.S. federal tax laws or state, local and non-U.S. tax laws.
For purposes of this discussion, a “U.S. holder” means a beneficial owner (as determined for U.S. federal income tax purposes) of the new notes or the common stock that, for U.S. federal income tax purposes is, or is treated as, a citizen or individual resident of the United States, a corporation (including any entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof or the District of Columbia, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person. A “non-U.S. holder” means any beneficial owner of a new note or common stock (other than a partnership, including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not a U.S. holder.
If any entity or arrangement treated as a partnership for U.S. federal income tax purposes is a holder of a new note or common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partners and partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences applicable to them.
Fungibility
We intend to treat the new notes as being fungible with the existing notes for U.S. federal income tax purposes once (i) such notes are resold off of an effective shelf registration statement; (ii) such notes are resold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act; or (iii) such notes are no longer represented by a restricted CUSIP number and the transfer restriction legend on such notes has been deemed removed from such notes pursuant to the indenture, and thus will then treat the new notes as part of the same issue as the existing notes. Based on this treatment, all of the notes shall be deemed to have the same issue date, the same issue price, and (with respect to holders) the same adjusted issue price as the existing notes for U.S. federal income tax purposes. As a result, the new notes will be treated as not having original issue discount (“OID”) as is the case with the existing notes for U.S. federal income tax purposes.
Our intended treatment of the new notes is subject to uncertainty, and there can be no assurance that this treatment would not be successfully challenged by the IRS. If the new notes are not treated as fungible with the existing notes for U.S. federal income tax purposes, the U.S. federal income tax consequences of an acquisition of new notes pursuant to the offering could differ materially from those described herein, including under the OID and market discount rules of the Code. Holders should consult their tax advisors regarding the U.S. federal income tax treatment of the new notes and the potential consequences in the event the new notes are not treated as fungible with the existing notes for U.S. federal income tax purposes. The remainder of this summary assumes that the new notes will be treated as being fungible with the existing notes for U.S. federal income tax purposes.

U.S. Federal Income Tax Considerations for U.S. Holders
Interest on the New Notes
A U.S. holder will generally be required to recognize stated interest as ordinary income at the time it is paid or accrued on the new notes in accordance with its regular method of accounting for U.S. federal income tax purposes. It is expected, and the remainder of this discussion assumes, that the new notes will not be issued with original issue discount for U.S. federal income tax purposes.
Pre-Issuance Accrued Interest
A portion of the price paid for the new notes will be allocable to interest that accrued prior to the date the new notes are purchased (the “pre-issuance accrued interest”). We intend to take the position that a portion of the interest received on the first interest payment date equal to the pre-issuance accrued interest should be treated as a return of the pre-issuance accrued interest and not as a payment of interest on the new note. Amounts treated as a return of pre-issuance accrued interest should not be taxable when received and should be excluded from the holder’s adjusted tax basis in the applicable new note.
Amortizable Bond Premium
If a U.S. holder has bond premium (i.e., if such holder’s adjusted tax basis (reduced by an amount equal to the value of the conversion option) is higher than the principal amount of such holder’s new notes immediately after the acquisition), such holder may be able to amortize such premium over the term of the new note as an offset against interest income, subject to certain limitations. U.S. holders should consult their own tax advisors as to the applicability of the amortizable bond premium rules to their purchase of the new notes.
Sale, Exchange, Redemption or Other Taxable Disposition of the New Notes
Except as described below under “U.S. Holders—Conversion of the New Notes,” upon the sale, exchange, redemption or other taxable disposition of a new note, a U.S. holder will generally recognize capital gain or loss in an amount equal to the difference between (i) the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to (a) pre-issuance accrued interest or (b) accrued but unpaid interest, which, to the extent not previously included in income, will generally be taxable as ordinary income) and (ii) its adjusted tax basis in the new note. Such capital gain or loss will be long-term capital gain or loss if, at the time of such disposition, the U.S. holder has held the new note for more than one year. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) generally will be subject to reduced rates of U.S. federal income tax. A U.S. holder’s adjusted tax basis in a new note will generally equal the amount the U.S. holder pays for the new note excluding any amount attributable to pre-issuance accrued interest and reduced (but not below zero) by any amortizable bond premium previously amortized. The deductibility of capital losses is subject to limitations.
Conversion of the New Notes
If a U.S. holder presents a new note for conversion, such U.S. holder may receive solely cash, solely common stock, or a combination of cash and common stock in exchange for the new note depending upon our chosen settlement method.
A conversion of a new note in exchange solely for cash will be treated as a taxable sale or exchange of the new note, as described above under “U.S. Holders—Sale, Exchange, Redemption or Other Taxable Disposition of the New Notes.”
Upon the conversion of a new note solely into our common stock, a U.S. holder will generally not recognize gain or loss on the conversion, except with respect to cash received in lieu of a fractional share (as described below) and amounts attributable to accrued interest which, if not previously included in income, will be taxable as such. A U.S. holder’s adjusted tax basis in our common stock received upon conversion of the new notes will equal its tax basis in the corresponding new note (reduced by any basis allocable to a fractional share), except that the tax basis of shares of common stock that are attributable to accrued but unpaid interest will equal the fair market value of such stock. A U.S. holder’s holding period for our common stock received will generally include the holding period for the corresponding new note surrendered in the conversion, except that the holding period of common stock received with respect to accrued interest will commence on the day after the date of receipt.
The tax treatment of a conversion of a new note into a mix of cash and common stock is uncertain and will generally depend on whether the new notes constitute “securities” for U.S. federal income tax purposes. The term “security” is not defined in the Code or in the Treasury Regulations promulgated thereunder and has not been clearly defined by judicial decisions. The determination of whether a particular debt obligation constitutes a security depends on an overall evaluation of the nature of the debt, including whether the holder of such debt obligation is subject to a material level of entrepreneurial risk and whether a continuing proprietary interest is intended. One of the most significant factors considered in determining whether a particular debt obligation is a security is its original term. In general, debt obligations issued with a weighted average maturity at issuance of less than five years do not constitute securities, whereas debt obligations with a weighted average maturity at issuance of ten years or more constitute securities. However, the convertibility of a debt instrument into stock of the issuer may argue in favor of “security” treatment because of the possible equity participation in the issuer. U.S. holders are urged to consult their tax advisors regarding the appropriate status of the new notes for U.S. federal income tax purposes.

We intend to take the position that the new notes are securities for U.S. federal income tax purposes and that the conversion of a new note will be treated as a “recapitalization” for U.S. federal income tax purposes. Under this characterization, a U.S. holder would recognize gain equal to the lesser of (i) the excess of the fair market value of the common stock (including any fractional share) and cash received (excluding any amounts received that are attributable to accrued but unpaid interest, which, to the extent not previously included in income, would be taxable as such, and excluding any cash in lieu of a fractional share) over such U.S. holder’s tax basis in the new note, and (ii) the amount of cash received (less any cash attributable to accrued interest and any cash attributable to a fractional share). A U.S. holder would not be able to recognize any loss realized in the conversion (except with respect to cash received in lieu of a fractional share). A U.S. holder’s adjusted tax basis in the common stock received in the recapitalization (excluding any common stock attributable to accrued but unpaid interest, the tax basis of which would equal the fair market value of such stock) would equal the U.S. holder’s tax basis in the corresponding new note (reduced by any basis allocable to a fractional share), less the amount of cash received (excluding cash attributable to accrued but unpaid interest and any cash received in lieu of a fractional share), plus the amount of any taxable gain recognized on the conversion (other than with respect to a fractional share). A U.S. holder’s holding period for the common stock received would include the holding period for the corresponding new note surrendered in the conversion, except that the holding period of any common stock received with respect to accrued but unpaid interest would commence on the day after the date of receipt.
Alternatively, if the receipt of cash and common stock upon conversion of the new notes is not treated as a recapitalization, the cash payment would generally be treated as the proceeds from the redemption of a portion of the new notes and taxed as described above under “U.S. Holders—Sale, Exchange, Redemption or Other Taxable Disposition of the New Notes,” and the common stock received would be treated as received upon a conversion of the new notes, which generally would not be taxable except to the extent of any common stock received with respect to accrued but unpaid interest. In such case, a U.S. holder’s basis in the common stock received would equal a proportionate part (based on the relative fair market values of the common stock and the amount of cash received in the conversion) of the basis of the corresponding new note surrendered in the conversion, and the holding period of the common stock received would include the period during which such holder held such new note, except that the holding period of any common stock received with respect to accrued but unpaid interest would commence on the day after the date of receipt.
Cash received in lieu of a fractional share upon conversion of the new notes will generally be treated as a payment in exchange for the fractional share. Accordingly, the receipt of cash in lieu of a fractional share will generally result in the recognition of capital gain or loss measured by the difference between the cash received for the fractional share and the portion of the U.S. holder’s tax basis allocable to the fractional share. Any gain or loss recognized upon conversion of a new note (whether with respect to a fractional share or otherwise) will generally be treated in the same manner as described above under “U.S. Holders—Sale, Exchange, Redemption or Other Taxable Disposition of the New Notes.” A U.S. holder’s tax basis in a fractional share will be determined by allocating its tax basis in the common stock received (including the fractional share deemed received) between the common stock actually received upon conversion and the fractional share, in accordance with their respective fair market values.
Constructive Distributions
As described in “Description of Notes—Conversion Rights—Conversion Rate Adjustments,” the conversion rate of the new notes is subject to adjustment in certain circumstances. An adjustment (or the failure to make an adjustment) that has the effect of increasing a U.S. holder’s proportionate interest in our assets or earnings may in some circumstances result in a deemed distribution to such U.S. holder for U.S. federal income tax purposes. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the U.S. holders of the new notes, however, will generally not be deemed to result in such a distribution.
Certain of the possible conversion rate adjustments provided in the new notes may not qualify as being pursuant to such a bona fide reasonable adjustment formula. If such adjustments occur, a U.S. holder will be deemed to have received a distribution even though it has not received any cash or property as a result of such adjustments. Any deemed distributions will be taxable as a dividend, return of capital, or capital gain, as described in “U.S. Holders—Distributions on Common Stock Received Upon Conversion” below. However, it is not clear whether a constructive dividend deemed paid to a non-corporate U.S. holder would be eligible for the preferential rates of U.S. federal income tax applicable in respect of certain dividends received. It is also unclear whether corporate holders would be entitled to claim the dividends received deduction with respect to any such constructive dividends. Generally, a U.S. holder’s adjusted tax basis in a new note will be increased to the extent any such constructive distribution is treated as a dividend. U.S. holders should consult their tax advisors on the impact a constructive distribution may have on their holding period in the new notes.
We are currently required to report the amount of any deemed distributions on our website or to the IRS and to holders of new notes not exempt from reporting. Treasury Regulations proposed in 2016 address the amount and timing of deemed distributions, as well as obligations of withholding agents and filing and notice obligations of issuers in respect of such deemed distributions. These proposed regulations generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock over the fair market value immediately after the conversion rate adjustment of such right without the adjustment and (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the new note and the date of the actual distribution of cash or property that results in the deemed distribution. The proposed regulations would be effective for deemed distributions occurring on or after the date of their adoption as final regulations, but holders of new notes and withholding agents may rely on them prior to that date under certain circumstances.

Distributions on Common Stock Received Upon Conversion
Distributions, if any, made on our common stock to a U.S. holder will generally be included in a U.S. holder’s income as ordinary dividend income to the extent of our current or accumulated earnings and profits. However, with respect to dividends received by individuals, such dividends are generally taxed at the lower applicable long-term capital gains rates, provided certain holding period requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of a U.S. holder’s tax basis in the common stock and thereafter as capital gain from the sale or exchange of such common stock. Dividends received by a corporation may be eligible for a dividends received deduction, subject to applicable limitations.
Sale, Exchange, Redemption or Other Taxable Disposition of Common Stock Received Upon Conversion
Upon the sale, exchange, redemption or other taxable disposition of our common stock, a U.S. holder will generally recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of all other property received upon such disposition and (ii) the U.S. holder’s tax basis in the common stock. Such capital gain or loss will be long-term capital gain or loss if a U.S. holder’s holding period in the common stock is more than one year at the time of the taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) will generally be subject to reduced rates of U.S. federal income tax. A U.S. holder’s ability to deduct capital losses may be limited.
U.S. Federal Income Tax Considerations for Non-U.S. Holders
Interest on the New Notes
A non-U.S. holder will generally not be subject to U.S. federal income tax or withholding tax on interest paid or accrued on a new note if: (i) the interest is not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, in the case of certain applicable tax treaties, is not attributable to a permanent establishment or fixed base within the United States); and (ii) the non-U.S. holder satisfies the following requirements:
(1)it does not actually or constructively, directly or indirectly, own 10% or more of our voting stock;
(2)it is not a controlled foreign corporation that is related to us (directly or indirectly) through stock ownership; and
(3)it certifies to its non-U.S. status and that no withholding is required under FATCA (see discussion below) on an applicable IRS Form W-8.
Alternatively, a non-U.S. holder that cannot satisfy the above requirements will generally be exempt from U.S. federal withholding tax with respect to interest if the holder establishes that such interest is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, in the case of certain applicable tax treaties, is attributable to a permanent establishment or fixed based within the United States) (generally, by providing an IRS Form W-8ECI). However, to the extent that such interest is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, in the case of certain applicable tax treaties, is attributable to a permanent establishment or fixed base within the United States), the non-U.S. holder will be subject to U.S. federal income tax on a net basis in the same manner as a U.S. holder and, if it is a foreign corporation, may be subject to an additional U.S. branch profits tax at a 30% rate (or lower applicable treaty rate).
If a non-U.S. holder does not satisfy the requirements described above, and does not establish that the interest is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, in the case of certain applicable tax treaties, is attributable to a permanent establishment or fixed base within the United States), the non-U.S. holder will generally be subject to U.S. withholding tax on payments of interest, currently imposed at 30%. Under certain income tax treaties, the U.S. withholding rate on payments of interest may be reduced or eliminated, provided the non-U.S. holder complies with the applicable certification requirements (generally, by providing a properly completed applicable IRS Form W-8).
Non-U.S. holders should consult their tax advisors regarding the possibility of claiming a refund with respect to any withholding imposed on the portion of the first interest payment allocable to pre-issuance accrued interest.
Sale, Exchange, Redemption or Other Taxable Disposition of the New Notes or Common Stock
A non-U.S. holder will generally not be subject to U.S. federal income taxation with respect to gain realized on the sale, exchange, redemption (in the case of common stock, a redemption treated as a sale or exchange rather than a distribution taxable as a dividend) or other taxable disposition of a new note (other than with respect to payments attributable to accrued but unpaid interest, which will be taxed as described above under “Non-U.S. Holders—Interest on the New Notes”) or common stock, unless:
(1)the non-U.S. holder holds the new note or common stock in connection with its conduct of a trade or business in the United States (and, in the case of certain applicable tax treaties, the gain is attributable to a permanent establishment or fixed base within the United States);

(2)in the case of an individual, such individual is present in the United States for 183 days or more during the taxable year in which gain is realized and certain other conditions are met; or
(3)we are or have been a U.S. real property holding corporation, as defined in the Code, at any time within the five-year period preceding the disposition or the non-U.S. holder’s holding period, whichever period is shorter.
We believe that we are not, and we do not anticipate becoming, a U.S. real property holding corporation.
If the first exception above applies, the non-U.S. holder will generally be subject to U.S. federal income tax on a net basis in the same manner as a U.S. holder and, if it is a foreign corporation, may be subject to an additional U.S. branch profits tax at a 30% rate (or lower applicable treaty rate). If the second exception above applies, the non-U.S. holder will generally be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty).
Conversion of the New Notes
To the extent a non-U.S. Holder recognizes any gain as a result of a conversion of new notes (in accordance with the discussion of conversions under “U.S. Holders—Conversion of the New Notes”), including upon the receipt of cash in lieu of fractional shares upon conversion, such gain will generally be subject to the U.S. federal income tax rules described above under “Non-U.S. Holders—Sale, Exchange, Redemption or Other Taxable Disposition of the New Notes.” Any cash and the value of any portion of our common stock that is attributable to accrued interest on the new notes not previously recognized in income would be taxed as ordinary interest income and potentially subject to withholding tax as discussed above under “Non-U.S. Holders—Interest on the New Notes.”
Actual or Constructive Dividends
In general, any distribution treated as a dividend received by a non-U.S. holder with respect to our common stock, as described above under “U.S. Holders—Distributions on Common Stock Received Upon Conversion,” or any deemed distribution received by a non-U.S. holder with respect to the new notes resulting from certain adjustments (or the failure to make certain adjustments) to the conversion rate of the new notes, as described above under “U.S. Holders—Constructive Distributions,” will be subject to withholding of U.S. federal income tax at a 30% rate (or lower applicable treaty rate), unless the deemed distribution is effectively connected with a U.S. trade or business of the non-U.S. holder (and, in the case of certain applicable tax treaties, is attributable to a permanent establishment or fixed base within the United States) and the non-U.S. holder satisfies applicable certification requirements (generally on IRS Form W-8ECI), in which case the deemed distributions will be subject to U.S. federal income tax on a net basis at the rates applicable to U.S. persons generally. Because a dividend deemed received by a non-U.S. holder would not give rise to any cash from which any applicable withholding tax could be satisfied, if we pay withholding taxes on a non-U.S. holder’s behalf as a result of an adjustment to the conversion rate of the new notes, we may, at our option, set off such payments against payments of cash and common stock, if any, payable on the new notes (or, in some circumstances, from any payments on our common stock) or sales proceeds, if any, payable on the notes (or, in some circumstances, from any payments on our common stock) or sales proceeds received by or other funds or assets of such non-U.S. holder. Non-U.S. holders are urged to consult their tax advisors with respect to the U.S. federal income tax consequences resulting from an adjustment to the conversion rate of the new notes.
FATCA
Under the Foreign Account Tax Compliance Act and the regulations and administrative guidance promulgated thereunder (“FATCA”), withholding at a rate of 30% will generally be required in certain circumstances on interest payments and dividends (including deemed dividends) in respect of new notes or common stock held by or through certain foreign financial institutions (including investment funds), unless such institution otherwise qualifies for an exemption or (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or other guidance, may modify these requirements. Similarly, in certain circumstances, interest payments in respect of new notes held by an investor that is a non-financial non-U.S. entity that do not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the IRS. Accordingly, the entity through which the new notes are held will affect the determination of whether withholding under the rules described in this paragraph is required. We will not pay any additional amounts to non-U.S. holders in respect of any amounts withheld.
Prospective investors should consult their tax advisors regarding the possible implications of these rules on their investment in the new notes and common stock.

LEGAL MATTERS
Certain legal matters in connection with the offering of the new notes offered hereby and of the shares of common stock issuable upon conversion thereof, if any, will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, Palo Alto, California.

F

EXPERTS
The consolidated financial statements and schedule appearing in our Annual Report on Form 10-K for the year ended March 31, 2021, and the effectiveness of our internal control over financial reporting as of March 31, 2021, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in its report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in the method of accounting for credit losses) given upon their authority as experts in accounting and auditing.

F

$137,500,000
0.50% Convertible Senior Notes due 2024 and any common stock issuable upon conversion

Prospectus

January 4, 2022

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.    Other Expenses of Issuance and Distribution
The expenses relating to the registration of the securities will be borne by the registrant.

SEC registration fee	$12,746.25
Accounting fees and expenses	$7,875.00
Trustee fees and expenses	$5,000.00
Legal fees and expenses	$50,000.00
Total	$75,621.25
Item 15. Indemnification of Directors and Officers
Delaware
Section 145 of the Delaware General Corporation Law, or the DGCL, provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent to the Company. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.
Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the director derived an improper personal benefit.
Article VIII of the Registrant’s Restated Certificate of Incorporation states that the Registrant may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Registrant or any predecessor of the Registrant or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Registrant or any predecessor to the Registrant.
In addition, Article VIII of the Registrant’s Restated Certificate of Incorporation states that to the fullest extent permitted by the DGCL, no director shall be personally liable to the Registrant or any of its stockholders for monetary damages for breach of fiduciary duty as a director.
Item 16. Exhibits

Exhibit No.	Description of Exhibits
4.1
Indenture, dated as of February 19, 2019, by and between 8x8, Inc. and Wilmington Trust, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on February 19, 2019)

4.2	Form of 0.50% Convertible Senior Notes due 2024 (included in Exhibit 4.1)
4.3	Trust Indenture Act Cross-Reference Table (incorporated by reference to Exhibit 4.3 to the Registrant’s Form S-3 Registration Statement filed on November 18, 2019)
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP
23.1	Consent of Moss Adams LLP
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)
24.1	Power of Attorney (included on signature pages hereto)
25.1	Statement of Eligibility of Trustee on Form T-1(incorporated by reference to Exhibit 25.1 to the Registrant’s Form S-3 Registration Statement filed on November 18, 2019)

Item 17. Undertakings
The undersigned registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes that:
(1)For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.
(2)For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the TIA in accordance with the rules and regulations prescribed by the SEC under Section 305(b) (2) of the TIA.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Campbell, State of California, on this 4th day of January, 2022.

8X8, INC.

By:	/s/ Samuel Wilson
Samuel Wilson Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Sipes and Samuel Wilson, and each of them, his or her true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement and any registration statement relating to the offering covered by this registration statement and filed pursuant to Rule 462(b) under the Securities Act of 1933 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and conforming all that said attorney in fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Sipes	Chief Executive Officer (Principal Executive Officer)	January 4, 2022
David Sipes
/s/ Samuel Wilson	Chief Financial Officer (Principal Financial Officer)	January 4, 2022
Samuel Wilson
/s/ Germaine Cota	Chief Accounting Officer (Principal Accounting Officer)	January 4, 2022
Germaine Cota
/s/ Jaswinder Pal Singh	Chairman of the Board	January 4, 2022
Jaswinder Pal Singh
/s/ Monique Bonner	Director	January 4, 2022
Monique Bonner
/s/ Todd Ford	Director	January 4, 2022
Todd Ford
/s/ Alison Gleeson	Director	January 4, 2022
Alison Gleeson
/s/ Vladimir Jacimovic	Director	January 4, 2022
Vladimir Jacimovic
/s/ Eric Salman	Director	January 4, 2022
Eric Salzman
/s/ Elizabeth Theophile	Director	January 4, 2022
Elizabeth Theophille